                                                                     EXHIBIT 4.1

                       THIRD AMENDMENT TO CREDIT AGREEMENT


        BRIGHTPOINT, INC., a Delaware corporation, (the "Company"), the banks listed on the signature pages hereof (each individually a "Bank" and collectively the "Banks") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana, as agent for the Banks (in such capacity the "Agent" and in its individual capacity "Bank One") agree as follows:

        1. CONTEXT. This agreement is made in the context of the following agreed state of facts:

        a. The Company, the Banks and the Agent are parties to a Credit Agreement dated June 13, 1995, as amended by First Amendment to Credit Agreement dated as of September 15, 1995, and Second Amendment to Credit Agreement dated as of January 19, 1996 (collectively, the Agreement").

        b. The Company has requested that the Banks increase to $75,000,000.00 the maximum amount available to the Company under the terms of the Agreement and extend the Revolving Loan Maturity Date from May 29, 1998, to May 28, 1999.

        c. The Company has further requested that the Banks waive the Company's noncompliance with the terms of the Agreement related to the creation of a wholly-owned Subsidiary, Brightpoint Acquisition, Inc., a Delaware corporation ("Acquisition"), as an incident of the acquisition to which the Banks consented in that certain letter dated February 1, 1996 (the "Allied transaction."

        d. The Company has further requested that the Banks waive the Company's noncompliance with the provisions of the Agreement including, but not limited to Section 6.e, related to the creation of a wholly-owned Subsidiary, Brightpoint International Ltd., a Delaware corporation ("International"), and that the Banks consent to the acquisition of certain assets and properties of Marriott Investment & Trade Inc., a British Virgin Island company, Safkong Holdings Limited, a private company limited by shares organized in Hong Kong under The Companies Ordinance, Technology Resources International Limited, a private company limited by shares organized in Hong Kong under The Companies Ordinance, and each of Dana Marlin and John Michael Maclean-Arnott, individuals residing in Hong Kong, pursuant to the terms of the Shareholder and Asset Purchase Agreement, a copy of which agreement is attached as Exhibit "A" to this Third Amendment.

        e. The Banks have agreed to such requests, subject to certain terms and conditions, and the parties have executed this document (this "Third Amendment") to give effect to their agreement.

        2. DEFINITIONS. Terms used in this Third Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein. Section 1 of the Agreement is amended, as follows:

        a. Amended Definitions. The definitions of the following terms set out in Section 1 are hereby amended and restated in their entireties as follows:

                o "Applicable Rate" means any of the Applicable Unused Fee Rate, the Applicable Commission Rate, the Applicable Prime Spread or the Applicable LIBOR Spread, as the context requires, and when used in the plural form refers collectively to all of the Applicable Unused Fee Rate, the Applicable Commission Rate, the Applicable Prime Spread and the Applicable LIBOR Spread. The Applicable Rate shall be determined by reference to the ratio of the Company's Funded Debt to Capital in accordance with the following tables:

                  Ratio of Funded                             Applicable                         Applicable
                  Debt to Capital                            Prime Spread                       LIBOR Spread
                  ---------------                            ------------                       ------------

                 .55  to 1.0 or greater                         0.00%                              1.75%

                 .45 to 1.0 or
                   greater but less
                   than .55  to 1.0                             (.25%)                             1.50%

                 .40 to 1.0 or
                   greater but less
                   than .45 to 1.0                              (.50%)                             1.25%

                 .35 to 1.0 or
                   greater but less
                   than .40 to 1.0                              (.75%)                             1.00%

                 less than .35 to 1.0                          (1.00%)                              .75%


                   Ratio of Funded                             Applicable                         Applicable
                   Debt to Capital                           Unused Fee Rate                    Commission Rate
                   ---------------                           ---------------                    ---------------

                 .55  to 1.0 or greater                          .25%                              1.00%

                 .45 to 1.0 or
                   greater but less
                   than .55  to 1.0                              .20%                               .875%

                 .40 to 1.0 or
                   greater but less
                   than .45 to 1.0                               .15%                               .75%

                 .35 to 1.0 or
                   greater but less
                   than .40 to 1.0                               .15%                               .75%

                 less than .35 to 1.0                            .125%                              .75%


                         The initial Applicable Rates shall be as shown in the bottom spread of the foregoing tables. Hereafter, the Applicable Rates shall be determined on the basis of the financial statements of the Company dated as of the month ending each fiscal quarter furnished to the Banks pursuant to the requirements of Section 5.b(ii), with prospective effect for the following fiscal quarter. Interest will accrue and be payable, and fees and commissions will be calculated and be payable, in any fiscal quarter on the basis of the Applicable Rates in effect during the preceding fiscal quarter until an adjustment is made under the provisions of this subsection. The Applicable Rates shall be adjusted on the first interest payment date which follows receipt by the Banks of the financial statements upon which such adjustment is based, but such adjustment shall not be effective as to any LIBOR-based Rate elected prior to the date of such adjustment until the expiration of the period of time for which such LIBOR-based Rate shall have been elected by the Company. In the event that the Company fails to deliver the financial statements required under Section 5.b(ii) for any month which ends a fiscal quarter, interest shall accrue on the Loan at the Prime Rate and the Applicable Commission Rate and the Applicable Unused Fee shall be at the highest level shown in the foregoing tables from the date such financial statements were required to be delivered until the first interest payment date which follows receipt by the Banks of such financial statements. For the avoidance of doubt, it is noted that it is the intent of the parties that the Banks shall be free to exercise all remedies otherwise provided in this Agreement in the event of the violation by the Company of the covenants stated in
                         Section 5.b(ii) or 5.g(ii) notwithstanding the accrual of interest upon any Loan or the calculation of fees and commissions at a rate determined in accordance with this definition.

                o "Funded Debt" means (a) all consolidated obligations of the Company and its Subsidiaries (including without limitation, all fees, costs or unpaid accrued interest) for or with respect to borrowed money or for the deferred purchase price of property or services except current accounts payable arising in the ordinary course of business, (b) all consolidated obligations of the Company and its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to any property acquired by the Company and its Subsidiaries and all consolidated obligations created or arising under such agreement even though the rights and remedies of the seller or lender thereunder are limited to repossession or sale of such property in the event of default, (c) all consolidated obligations of the Company and its Subsidiaries under leases which shall have been or should be recorded as capitalized leases in accordance with generally accepted accounting principles, (d) all guarantees and other obligations (contingent or otherwise) of the Company and its Subsidiaries, calculated on a consolidated basis, to assure a creditor against loss (including, without limitation, letters of responsibility or comfort letters, arrangements to purchase or repurchase property or obligations, to pay for property, goods or services whether or not delivered or rendered, to maintain working capital, equity capital or other financial statement condition of, or to lend or contribute to or invest in a third party) in respect of obligations of such third party, (e) all consolidated obligations of the Company and its Subsidiaries for extensions of credit including the face amount of letters of credit issued for the account of the Company or any Subsidiary, whether or not representing obligations for borrowed money, (f) consolidated Rate Hedging Obligations of the Company and its Subsidiaries, and
                         (g) all consolidated obligations or indebtedness described in clauses (a) through (f) secured by a lien on any property owned by the Company or any Subsidiary, whether or not the Company or such Subsidiary has assumed or become liable for the payment thereof except, with respect to this clause (g), obligations or indebtedness secured by a lien which has been subordinated to the lien of the Agent under the terms of a Subordination Agreement satisfactory to the Agent and substantially in the form of Exhibit "G" attached to the Credit Agreement.

                o "Loan Document" means any of this Agreement, any of the Revolving Notes, the Security Agreement, the Pledge Agreement, the Guaranty Agreements, the Guarantor Security Agreement, any and all Subordination Agreements, any and all Reimbursement Agreements and any other instrument or document which evidences or secures the Loan or which expresses an agreement as to terms applicable to the Loan, and when used in the plural form means any two or more of the Loan Documents, as the context requires.

                o "Note" means any of the Revolving Notes and when used in the plural form means all of the Revolving Notes.

                o "Revolving Loan Maturity Date" means initially May 28, 1999, and hereafter any other date to which the Aggregate Commitment may be extended by the Banks pursuant to the terms of Section 2.a(iv).

                o "Subsidiary" means any corporation, partnership, joint venture or other business entity over which the Company exercises control; provided that it shall be conclusively presumed that the Company exercises control over any such entity 51% or more of the equity interest in which is owned by the Company, directly or indirectly, and provided further that International shall be deemed a Subsidiary of the Company for all purposes under this Agreement, but any and all subsidiaries of International shall not be deemed Subsidiaries of the Company for purposes of this Agreement.

                o "Tangible Net Worth" means the consolidated shareholders' equity of the Company and its Subsidiaries less any allowance for goodwill, patents, trademarks, trade secrets, officer or employee loans or advances and any other assets which would be classified as intangible assets under generally accepted accounting principles.

        b. New Definition. A new definition is added to Section 1 of the Agreement to read as follows:

                o Acquisition. "Acquisition" means Brightpoint Acquisition, Inc., a Delaware corporation.

                o International. "International means Brightpoint International, Ltd., a Delaware corporation.

                o Third Amendment. "Third Amendment" means the written amendment to this Agreement entitled "Third Amendment to Credit Agreement" and dated with effect as of May 31, 1996.

        c. Deleted Definitions. The definitions of the following terms are deleted from Section 1 of the Agreement: Borrowing Base and Borrowing Base Certificate.

        3. THE REVOLVING LOAN. Section 2.a(i) and the first sentence of Section 2.a(ii) of the Agreement are amended and restated in their respective entireties as follows:

                (i) The Aggregate Commitment -- Use of Proceeds. From the date of the Third Amendment and until the Revolving Loan Maturity Date, each Bank agrees to make its Percentage of Advances (all such Advances by all such Banks are collectively referred to as the "Revolving Loan") under a revolving line of credit from time to time to the Company of an aggregate amount not in excess at any time outstanding of Seventy-Five Million and 00/100 Dollars ($75,000,000.00), provided that all of the conditions of lending stated in Section 7 of this Agreement as being applicable to Advances have been fulfilled at the time of each Advance. Proceeds of the Revolving Loan may be used by the Company only to fund working capital requirements and for general corporate purposes of the Company, Acquisition and International, provided, however, that portion of the proceeds used for International shall not exceed the aggregate principal amount of Twenty Million Dollars ($20,000,000.00).

                (ii) The Revolving Notes. The obligation of the Company to repay the Revolving Loan shall be evidenced by the promissory notes (the "Revolving Notes") of the Company payable to the order of each Bank and in an amount equal to each Bank's Percentage of the Aggregate Commitment, which Revolving Notes shall be in the form of Exhibit "B" attached to the Third Amendment.

        4. SUBLIMIT FOR LETTERS OF CREDIT. To evidence an increase in the amount available for the issuance of standby letters of credit under the Agreement, the first sentence of Section 2.a(v) is hereby amended in its entirety to read as follows:

                (v) Standby Letters of Credit. At any time that the Company is entitled to an Advance under the Revolving Loan, Bank One shall, upon the application of the Company and after notice to the Banks, issue for the account of the Company, a standby letter of credit (each a "Letter of Credit") in an amount not in excess of the maximum Advance that the Company would then be entitled to obtain under the Revolving Loan, provided that (A) the total amount of Letters of Credit which are outstanding at any time shall not exceed Thirty Million and 00/100 Dollars ($30,000,000.00), (B) the
                         issuance of any Letter of Credit with a maturity date beyond the Revolving Loan Maturity Date shall be entirely at the discretion of the Banks, (C) the form of the requested Letter of Credit shall be satisfactory to Bank One in the reasonable exercise of Bank One's discretion, and (D) the Company shall have executed an application and reimbursement agreement for the Letter of Credit (a "Reimbursement Agreement") in Bank One's standard form.

        5. COLLATERAL. New Sections 4.c, 4.d and 4.e are added to the Agreement to read as follows:

        c. Pledge Agreement. The Obligations will be further secured by a pledge of fifty percent (50%) of the stock owned by the Company of International, which pledge shall be evidenced by a Pledge Agreement (the "Pledge Agreement") in the form of Exhibit "C" to the Third Amendment.

        d. Guaranty. The Obligations will be further supported by the unconditional guaranty of prompt payment of all of the Company's
                U. S. Subsidiaries (collectively, the "Guarantors"), each of which guaranty shall be evidenced by a Guaranty Agreement (each a "Guaranty Agreement" and collectively, the "Guaranty Agreements") substantially in the form of Exhibit "D" to the Third Amendment.

        e. Guarantor Security Agreements. The obligations of Acquisition under its Guaranty Agreement will be secured by a security interest in all equipment, inventory, accounts receivable, chattel paper and general intangibles of Acquisition now owned and hereafter acquired and in the proceeds thereof, which security interest will be created by a Security Agreement ( a "Guarantor Security Agreement" ) in the form attached as Exhibit "E" to the Third Amendment. Each Guarantor Security Agreement will provide a first-priority security interest in the collateral described therein, subject only to liens and security interests of the type described in the exceptions enumerated in
                Section 6.b.

        6. AMENDMENTS TO FINANCIAL COVENANTS. The Company acknowledges that compliance with the financial covenants set forth in Section 5.g shall be computed on the basis of the consolidated financial statements of the Company and its Subsidiaries. Section 5.b(i), Section 5.b(ii), Section 5.b(vii), Section 5.g, 5.g(i) and Section 5.g(iii) of the Agreement are amended and restated in their respective entireties to read as follows:

        b. (i) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year, consolidated financial statements of the Company and its Subsidiaries, including a statement of income, a balance sheet as of the end of such fiscal year, a statement of cash flows and a reconciliation of shareholders' equity, for such fiscal year prepared and presented in accordance with generally accepted accounting principles, applied in a manner consistent with that used in preparing the financial statements referred to in
                Section 3.d (except for changes in which the independent accountants of the Company concur), in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the audit report, unqualified as to scope, of independent certified public accountants approved by the Agent, which approval shall not be unreasonably withheld, and similarly presented consolidating financial statements for the same period prepared by the Company all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with generally accepted accounting principles (except that they need not include footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

           (ii) Interim Statements. As soon as available and in any event within thirty (30) days after the end of each month, a copy of the interim consolidated and consolidating financial statements of the Company and its Subsidiaries, consisting at a minimum of:

                A.       the balance sheet as of the end of the month,

                B. a statement of income for the month and for the partial or full fiscal year ended as of the end of the month, and

                C.       a statement of cash flows,

                         all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with generally accepted accounting principles (except that they need not include footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

          (vii) Compliance Certificates. Within thirty (30) days following each month end and within ninety (90) days following each fiscal year end, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in Section 5.g and with the purchase-money lien covenant stated in Section 6.b(viii). Such certificate shall relate the covenants to the month-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Agent.

        g. Financial Covenants. The Company shall observe, on a consolidated basis, each of the following financial covenants:

                (i) Tangible Net Worth. The Company shall maintain its Tangible Net Worth as of the date of execution of the Third Amendment and at all times until June 30, 1996, at a level not less than $60,000,000.00; at June 30, 1996, and at all times until December 30, 1996, at a level not less than $70,000,000.00; at December 31, 1996, and at all times until December 30, 1997, at a level not less than the sum of $70,000,000.00 plus 50% of the net income reported during the fiscal period July 1, 1996, through December 31, 1996; and at each fiscal year end thereafter, and at all times during the fiscal year immediately following, at a level equal to the sum of 50% of the net income reported during the fiscal year for which the Tangible Net Worth is being determined (exclusive of any loss) plus the Tangible Net Worth reported at the immediately preceding fiscal year end.

                (ii) Ratio of Liabilities to Tangible Net Worth. At the end of each month, the Company shall maintain the ratio of its consolidated total liabilities to the Tangible Net Worth at a level not greater than 2.0 to 1.0. For purposes of testing compliance with this covenant, the term "liabilities" shall include the present value of all consolidated capital lease obligations of the Company and its Subsidiaries, determined as of any date the ratio is to be tested.

                (iii) Fixed Charge Coverage. At the end of each fiscal quarter, for the four consecutive fiscal quarters ending as of such fiscal quarter end, from the date of the Third Amendment and until December 30, 1996, the Company shall maintain a fixed charge coverage ratio of not less than 1.25 to 1.0. At December 31, 1996, and at each fiscal quarter thereafter, the Company shall maintain a fixed charge coverage ratio of not less than
                         1.50 to 1.0. For purposes of this covenant, the phrase "fixed charge coverage ratio" means, for any relevant period, the ratio of the sum of net income plus depreciation, amortization and interest expense plus cash taxes paid over the sum of payments made on term debt during the period for which the ratio is being calculated, including current capital lease payments but excluding any payments made on account of the Loan, plus interest expense, plus expenditures for fixed assets not funded with borrowed funds, plus dividends paid, plus cash taxes paid.

        7. AMENDMENTS TO NEGATIVE COVENANTS. Section 6 of the Agreement is amended as follows:

        a. Restricted Payments. The last sentence of Section 6.a of the Agreement is amended and restated in its entirety to read as follows:

                     The Company shall not permit any Subsidiary to purchase or redeem any shares of the capital stock of such Subsidiary, declare or pay any dividends thereon except for dividends payable entirely in capital stock and dividends and distributions payable to the Company or make any distribution to shareholders or redeem any subordinated indebtedness of such Subsidiary; provided, however that International may pay dividends or distributions to its shareholders so long as International has retained earnings in excess of $2,000.000.00 and so long as such dividends or distributions do not exceed 25% of net income computed on a cumulative basis for any period for which such dividend or distribution is being determined and provided that such cumulative amount is first reduced by any net losses incurred during such period.

        b. Liens. Subsection (viii) of Section 6.b is amended and restated in its entirety and a new subsection (ix) is added to Section 6.b as follows:

                (viii) purchase-money liens on any inventory hereafter acquired; provided that (A) any such inventory is acquired by the Company or any Subsidiary in the ordinary course of its business, (B) the lien attaches only to the inventory so acquired, and (C) the total amount of outstanding indebtedness secured by all such liens shall not exceed the aggregate sum of $5,000,000.00; and

                (ix) those specific liens now existing described on the "Schedule of Exceptions" attached as Exhibit "D."

        c. Guaranties. Subsection (iii) of Section 6.c is amended and restated in its entirety and a new subsection (iv) is added to
                Section 6.c as follows:

                (iii) guaranties by International in favor of its subsidiaries; and

                (iv) those specific existing guaranties listed in the "Schedule of Exceptions" attached as Exhibit "D."

        d. Loans or Advances. Subsection (iv) of Section 6.d is amended and restated in its entirety and new subsections (v), (vi) and (vii) are added to the Agreement as follows:

                (iv) loans and advances from the Company to International not in excess of the aggregate principal amount of $20,000,000.00, provided that any Letters of Credit issued for the account of the Company but on behalf of International shall be included in the amount of loans or advances for purposes of this subsection;

                (v)      loans and advances from any Subsidiary to the Company;

                (vi) loans and advances from International to any of the subsidiaries of International; and

                (vii) the specific items listed in the "Schedule of Exceptions" attached as Exhibit "D."

        e. Merger, Consolidations, Sales, Acquisition or Formation of Subsidiaries. Section 6.e of the Agreement is amended and restated in its entirety to read as follows:

                e. Merger, Consolidations, Sales, Acquisition or Formation of Subsidiaries. The Company shall not be, and shall not permit any Subsidiary to be, a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity; provided, however that, upon prior written notice to the Banks, a Subsidiary of the Company may merge into the Company so long as the Company is the surviving entity. The Company shall not acquire, and shall not permit any Subsidiary to acquire, any material part of the assets of any other business entity which exceed the aggregate amount of Two Million Dollars ($2,000,000.00). Except as provided in the Security Agreement, the Company shall not, and shall not permit any Subsidiary to, sell, transfer, convey or lease all or a Substantial Portion of the consolidated assets of the Company and its Subsidiaries, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Company shall not cause to be created or otherwise acquire any Subsidiaries nor permit any Subsidiary to cause to be created or otherwise acquire any Subsidiaries; provided, however, that International may create subsidiaries of International so long as the Company provides written notice to the Banks.

        8. MODIFICATIONS TO EVENTS OF DEFAULT. Section 8.c of the Agreement is amended to include "or any Subsidiary" in the last line and new Sections 8.h and 8.i are added to the Agreement, as follows:

                c. Bankruptcy, Insolvency, etc. The Company or any Subsidiary admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company or any Subsidiary; or the Company or any Subsidiary applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or any Subsidiary or any property thereof, or the Company or any Subsidiary making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or any Subsidiary or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company or any Subsidiary, and, if involuntary, being consented to or acquiesced in by the Company or any Subsidiary or remaining for sixty (60) days undismissed.

                h. Guaranty Agreement. Any Guaranty Agreement shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty Agreement, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty Agreement to which it is a party, or any Guarantor denies that it has any further liability, except as otherwise provided in such Guaranty Agreement, under any Guaranty Agreement to which it is a party, or gives notice to such effect.

                i. Collateral Document. Any Security Agreement or Pledge Agreement or other document purporting to grant a security interest to the Agent or the Banks (each a "Collateral Document") shall for any reason (other than action or inaction by the Banks) fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as otherwise permitted under the Agreement or any Loan Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Company or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document.

        9. BORROWING BASE. The Banks agree that the Aggregate Commitment will not be limited by a Borrowing Base after the date of this Third Amendment.
Section 2.c(iii), Section 5.b(iv), Section 8.f and Section 10.s(xi) are hereby deleted from the Ageement. All other references in the Agreement to the term "Borrowing Base" and "Borrowing Base Certificate" shall be deemed void and of no effect.

        10. FORBEARANCE FOR LIENS ACQUIRED IN THE ALLIED TRANSACTION. The Banks agree to forbear from exercising any remedies available under the Agreement with respect to liens of creditors on the assets acquired in the Allied transaction which liens have priority over the liens granted to the Agent on behalf of the Banks under the Loan Documents so long as such liens are terminated or released on or before July 8, 1996. The Company acknowledges that if such liens are not terminated or released by July 8, 1996, the Company will not be in compliance with the terms of the Agreement and the Agent on behalf of the Banks may exercise any rights or remedies available under the Agreement for such noncompliance.

        11. CONSENT TO CREATION OF INTERNATIONAL AND THE ACQUISITION OF CERTAIN ASSETS. The Banks waive the remedies available under the Agreement for the failure of the Company to comply with the provisions of Section 6.e in the creation of Brightpoint International, Ltd. The Banks consent to the acquisition by International of certain assets and properties as more particularly set forth in the copy of the Shareholder and Asset Purchase Agreement attached to this Third Amendment as Exhibit "A," (the "Purchase Agreement"). The consent provided in this Third Amendment does not constitute a waiver of or a consent to any violation of or noncompliance by the Company or any of its Subsidiaries with any financial or other covenants, representations or warranties contained in the Agreement or in any other Loan Document to which the Company or any Subsidiary is a party, except the provisions of Section 6.e of the Agreement as applied to International. This consent is subject to the condition that immediately after giving effect to the acquisition, no event shall occur or shall have occurred and be continuing which constitutes an Event of Default or Unmatured Event of Default under the Agreement, except the provisions of Section 6.e of the Agreement as applied to International and except as otherwise provided herein. The Company agrees to advise the Agent prior to finalizing the acquisition if the terms thereof differ materially from those set forth in the Purchase Agreement. In such event, the Banks reserve the right to revoke this consent in their discretion.

        12. NONCOMPLIANCE WITH SECTION 5. The Banks waive the remedies available under the Agreement for the failure of the Company to comply with the provisions of Section 5.g(iii) of the Agreement with respect to the required fixed charge coverage ratio at April 30, 1996. This waiver shall not be construed as a commitment on the part of the Banks to grant any similar or other waiver in the future.

        13. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Third Amendment, the Agent shall have received, each duly executed and in form and substance satisfactory to the Banks the following:

        a.      This Third Amendment.

        b.      The Revolving Notes.

        c.      The Guaranty Agreements.

        d.      The Guarantor Security Agreements.

        e. A certified copy of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Third Amendment and any other document required under this Third Amendment.

        f. A certificate signed by the Secretary of the Company certifying the name of the officer or officers authorized to sign this Third Amendment and any other document required under this Third Amendment, together with a sample of the true signature of each such officer.

        g. A certified copy of resolutions of the Board of Directors of each of the Guarantors authorizing the execution and delivery of its respective Guaranty Agreement, its respective Guarantor Security Agreement and any other document required under this Third Amendment to which such Guarantor may be a party.

        h. A certificate signed by the Secretary of each Guarantor certifying the name of the officer or officers authorized to sign the documents to which such Guarantor is to be a party as required under this Third Amendment, together with a sample of the true signature of each such officer.

        i. The opinion or opinions of counsel for the Company and each Guarantor addressed to the Banks to the effect that the representations stated in Sections 3.a, 3.b and 3.c and 3.l of the Agreement with respect to the Company, and in Sections 11.a, 11.b, 11,c and 11.k of each Guaranty Agreement with respect to the Guarantors, are correct. Such opinion or opinions shall be in such form as may be reasonably acceptable to the Banks.

        j. A copy of the file-marked Articles of Incorporation of each of the Subsidiaries, certified as complete and correct by the Secretary of State of the state of each such Subsidiary's incorporation, and a copy of the By-Laws of each such Subsidiary, certified as complete and correct by the Secretary of such Subsidiary.

        k. A currently dated certificate of existence or certificate of good standing, as applicable, of each of the Subsidiaries issued by the Secretary of State each such Subsidiary's incorporation.

        l. Such other documents as may be reasonably required by the Agent or the Banks.

        14. REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Third Amendment, the Company represents and warrants, as of the date of this Third Amendment and except as otherwise provided in this Third Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in
Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Banks by the Company pursuant to the requirements of the Agreement and the representation contained in Section 3.l is amended and restated in its entirety to read as follows:

                l. Subsidiaries. The only Subsidiaries of the Company as of the date of the Third Amendment are Brightpoint Acquisition, Inc., a Delaware corporation which is wholly owned by the Company, Brightpoint FSC, Inc., a foreign sales corporation organized under the laws of Barbados which is wholly owned by the Company, and Brightpoint International, Ltd., a Delaware corporation, which is wholly owned by the Company as of the date of the Third Amendment, but will be fifty percent (50%) owned after execution of the Purchase Agreement, but which shall be deemed a Subsidiary for all purposes under the terms of this Agreement and the other Loan Documents.

        15. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Third Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

        16. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company, the Agent and the Banks, by their respective duly authorized officers, have executed this Third Amendment to Credit Agreement with effect as of June 7, 1996.

                                      BRIGHTPOINT, INC.


                                      By:_______________________________________
                                         J. Mark Howell, Executive Vice
                                         President and Chief Financial Officer

          Address:         6402 Corporate Drive
                           Indianapolis, Indiana  46278
                           Attention:  Executive Vice President and
                           Chief Financial Officer
                           Fax:  (317) 297-6191

                           BANK ONE, INDIANAPOLIS,
                             NATIONAL ASSOCIATION
                             Individually and as Agent

                           By:_______________________________________

                              _______________________________________
                             (printed name and title)

          PERCENTAGE:               41.5%

          Address:         Bank One Center/Tower
                           111 Monument Circle, Suite 1921
                           P. O. Box 7700
                           Indianapolis, Indiana 46277-0119
                           Attention: Manager, Metropolitan Department B
                           Fax:  (317) 321-8079


                           THE FIRST NATIONAL BANK OF CHICAGO

                           By:_______________________________________

                              _______________________________________


          PERCENTAGE:               26.0%

          Address:         One First National Plaza
                           Mail Suite 0088
                           Chicago, Illinois  60670-0088
                           Attention:  Cory M. Olson
                           Fax:  (312) 732-5161


                           SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                           By:_______________________________________

                              _______________________________________
                              (printed name and title)

          PERCENTAGE:               19.0%

                     Address:         SunTrust Bank, Central Florida, N.A.
                                      200 South Orange Avenue
                                      Orlando, Florida  32801
                                      Attention:_____________________________
                                      Fax:      (407) 237-6894


                                      CORESTATES BANK, N.A.


                                      By:_______________________________________

                                         _______________________________________
                                        (printed name and title)

                     PERCENTAGE:               13.5%

                     Address:         CoreStates Bank, N.A.
                                      2240 Butler Pike
                                      Plymouth Meeting, Pennsylvania  19462
                                      Attention:________________________________
                                      Fax:      (610) 834-2069

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SHAREHOLDER AND ASSET PURCHASE AGREEMENT ..............................      3

RECITALS ..............................................................      3

      1.     FORMATION OF INTERNATIONAL ...............................      4
             1.1.   Purpose ...........................................      4
             1.2.   Certificate of Incorporation and Bylaws ...........      5
             1.3.   Capitalization ....................................      5
             1.4.   Board of Directors ................................      5
             1.5.   Officers ..........................................      6
             1.6.   Administration and Management .....................      7
             1.7.   Auditors ..........................................      9
             1.8.   Fiscal Year .......................................      9
             1.9.   Principal Offices .................................      9
             1.10.  Business Plan .....................................      9
             1.11.  Corporate Borrowings ..............................     10
             1.12.  Supply of Product .................................     11
             1.13.  Employment Agreements .............................     12
             1.14.  Dividend Policy ...................................     12
             1.15.  International Subsidiaries ........................     13

      2.     PURCHASE AND SALE OF TRI ACQUIRED ASSETS .................     13
             2.1.   Purchase and Sale .................................     13
             2.2.   No Assumption of Liabilities ......................     15
             2.3.   Valuation of the Inventory ........................     16
             2.4.   Consideration .....................................     18

      3.     REPRESENTATIONS AND WARRANTIES ...........................     18
             3.1.   Representations and Warranties of TRI .............     18
             3.2.   Representations and Warranties of BPUS ............     33
             3.3.   Representations and Warranties of
                      INTERNATIONAL ...................................     35

      4.     ADDITIONAL COVENANTS .....................................     36
             4.1.   Conduct of TRI Business Pending the Closing .......     36
             4.2.   Access to Information .............................     41
             4.3.   Best Efforts ......................................     42
             4.4.   Notice of Material Change .........................     42
             4.5.   Future Sales\Competing Investments ................     43
             4.6.   Broker ............................................     44
             4.7.   Transfer Costs ....................................     44
             4.8.   Governmental Filings ..............................     44
             4.9.   Investment Intent .................................     44

      5.     CONDITIONS PRECEDENT TO CLOSING ..........................     45
             5.1.   Conditions to each Party's Obligations
                      Antitrust and Competition Laws ..................     45
             5.2.   Accuracy of Representations and Warranties ........     47
             5.3.   Conditions to Obligations of TRI ..................     49

                                   EXHIBIT "A"
                               Page i of 76 Pages

      6.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES ................     50

      7.     CLOSING ..................................................     50
             7.1.   The Closing .......................................     50
             7.2.   Deliveries at the Closing .........................     50
             7.3.   Other Documents ...................................     51

      8.     PUBLIC OFFERING/CONVERSION AND CALL RIGHTS ...............     51
             8.1.   Public Offering ...................................     51
             8.2.   Conversion Option .................................     52
             8.3.   Call Option .......................................     53

      9.     RESTRICTIONS ON TRANSFERS OF INTERNATIONAL STOCK .........     55
             9.1.   General Prohibition ...............................     55
             9.2.   Right of First Refusal ............................     56
             9.3.   The Closing .......................................     58
             9.4.   Authorized Transfer ...............................     60
             9.5.   Legend ............................................     61

     10.     NON-COMPETITION COVENANT .................................     62
             10.1.  Non-competition and Noninterference ...............     62
             10.2.  Consideration .....................................     64
             10.3.  Enforcement .......................................     65
             10.4.  Litigation Expense ................................     65

     11.     INDEMNIFICATION ..........................................     66
             11.1.  Agreement to Indemnify by TRI, SAFKONG,
                      ARNOTT, MARRIOTT and MARLIN .....................     66
             11.2.  Agreement to Indemnify by INTERNATIONAL ...........     66
             11.3.  No Knowledge or Investigation .....................     67
             11.4.  Notice; Control of Defense; Settlement ............     67

     12.     TERMINATION, AMENDMENT AND WAIVER ........................     68
             12.1.  Pre-Closing Termination ...........................     68
             12.2.  Post-Closing Termination ..........................     69
             12.3.  Effect of Termination .............................     69

     13.     MISCELLANEOUS ............................................     69
             13.1.  Amendment .........................................     69
             13.2.  Extension; Waiver .................................     70
             13.3.  Notices ...........................................     70
             13.4.  Expenses ..........................................     71
             13.5.  Cooperation .......................................     71
             13.6.  Governing Law .....................................     71
             13.7.  Waiver of Jury Trial ..............................     72
             13.8.  Assignability and Parties in Interest .............     72
             13.9.  Complete Agreement ................................     72
             13.10. Counterparts ......................................     72

                                   EXHIBIT "A"
                               Page ii of 76 Pages

                    SHAREHOLDER AND ASSET PURCHASE AGREEMENT

         THIS SHAREHOLDER AND STOCK PURCHASE AGREEMENT is made as of __________, 1996 by and among BRIGHTPOINT INTERNATIONAL, LTD., a Delaware corporation ("INTERNATIONAL"), BRIGHTPOINT, INC., a Delaware corporation ("BPUS"), MARRIOTT INVESTMENT & TRADE INC., a British Virgin Island company ("MARRIOTT"), SAFKONG HOLDINGS LIMITED, a private company limited by shares organized in Hong Kong under The Companies Ordinance ("SAFKONG", and together with MARRIOTT, sometimes referred to herein as the "TRI Shareholders"), TECHNOLOGY RESOURCES INTERNATIONAL LIMITED, a private company limited by shares organized in Hong Kong under The Companies Ordinance ("TRI") and each of Dana Marlin ("MARLIN") and John Michael Maclean-Arnott ("ARNOTT"), individuals residing in Hong Kong.

                                    RECITALS

         WHEREAS, TRI is in the business of the wholesale purchase of wireless communications devices and accessories (the "Products") for the marketing, distribution and sale to customers (the "Business") located throughout the world (other than North America, South America and Latin America) (the "Territory"); and

         WHEREAS, INTERNATIONAL desires to purchase from TRI, and TRI desires to sell to INTERNATIONAL, on the terms and subject to the conditions hereinafter set forth, certain assets and properties of TRI and the Business hereinafter described, in exchange for ___ shares of INTERNATIONAL, representing 50% of the

                                   EXHIBIT "A"
                               Page 1 of 76 Pages
issued and outstanding shares of INTERNATIONAL, free and clear from any all liabilities, liens, claims and encumbrances of any nature whatsoever, excepting only those liabilities hereinafter expressly provided to be assumed by INTERNATIONAL; and

         WHEREAS, BPUS proposes to provide to INTERNATIONAL certain credit facilities in connection with the acquired Business, as set forth more particularly in this Agreement; and

         WHEREAS, BPUS and TRI desire to assure a continuity of the management and policies of INTERNATIONAL and to arrange for the disposition of the common stock of INTERNATIONAL owned or hereinafter acquired by each of them; and

         WHEREAS, BPUS and TRI intend that the business of INTERNATIONAL be conducted in accordance with and subject to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.       FORMATION OF INTERNATIONAL

         1.1. Purpose. INTERNATIONAL shall engage in the purchase and marketing for distribution and sale of the Products to customers throughout the Territory. TRI shall make available to International its contacts and customers including those developed by the subsidiaries of TRI listed on Schedule 3.1(c) hereof (collectively hereinafter referred to as the "TRI Subsidiaries" and individually, "TRI Subsidiary").

                                   EXHIBIT "A"
                               Page 2 of 76 Pages

         1.2. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and the Bylaws of INTERNATIONAL shall be substantially in the form of Exhibits 1.2A and 1.2B, respectively, attached hereto and made a part hereof.

         1.3. Capitalization. As set forth in the Certificate of Incorporation, the authorized capitalization of INTERNATIONAL shall consist of ___ shares of Common Stock par value $____ per share (the "International Stock"). After the Closing, the ownership of the issued and outstanding shares of the International Stock shall be as follows:

         Stockholder                    Shares                       Percentage
         -----------                    ------                       ----------
            BPUS                                                         50%
            TRI                                                          50%

         1.4. Board of Directors. The business and affairs of INTERNATIONAL shall be managed by the Board of Directors of INTERNATIONAL (the "Board"), subject to certain limitations contained herein:

              (a) The Bylaws of INTERNATIONAL shall provide that the Board shall consist of six (6) members, three of whom shall be designated by BPUS (the "BPUS Designees") and three of whom shall be designated by TRI (the "TRI Designees"). The initial Board to be appointed shall consist of:

               Name                                Designor
               ----                                --------
               Robert J. Laikin                    BPUS
               T. Scott Housefield                 BPUS
               J. Mark Howell                      BPUS
               Albert Myburg                       TRI
               John Michael Maclean-Arnott         TRI
               Dana Marlin                         TRI

                                   EXHIBIT "A"
                               Page 3 of 76 Pages

              (b) Each of the stockholders of INTERNATIONAL (the "International Stockholders") shall vote their respective International Stock to elect and re-elect the initial members of the Board as directors of INTERNATIONAL.

              (c) In the event of the removal, resignation, death or disability of T. Scott Housefield, J. Mark Howell or Robert J. Laikin, the remaining international Stockholders shall vote their respective International Stock to elect and re-elect the designee of the remaining BPUS Designees.

              (d) In the event of the removal, resignation, death or disability of Albert Myburg, ARNOTT or MARLIN, the remaining International Stockholders shall vote their respective International Stock to elect and re-elect the designee of the remaining TRI Designees.

         1.5. Officers.

              (a) The officers of INTERNATIONAL shall be appointed by the Board. The initial officers to be so appointed are:

              Position                             Name
              --------                             ----
              Chairman                             Robert J. Laikin
              President                            T. Scott Housefield
              Vice-President,
                Managing Director
                and Secretary                      John Maclean-Arnott
              Vice-President,
                Managing Director and
                Assistant Secretary                Dana Marlin
              Vice President and
                Assistant Secretary                J. Mark Howell

              (b) A Chief Financial Officer (CFO) shall be appointed by a majority of the BPUS Designees.

                                   EXHIBIT "A"
                               Page 4 of 76 Pages

              (c) The International Stockholders shall use their best efforts to cause the members of the Board to elect and to continue in office and to re-elect the persons as officers of INTERNATIONAL in the capacity set forth in Paragraphs (a) and (b) hereof.

              (d) In the event of the removal, resignation, death or disability of Robert J. Laikin, T. Scott Housefield or J. Mark Howell or their respective designees, the International Stockholders shall vote their respective International Stock to elect and re-elect the designee of the BPUS Designees as Chairman, President or Vice-President, as the case may be.

              (e) In the event of the removal, resignation, death or disability of ARNOTT or MARLIN or their respective designee, the International Stockholders shall vote their respective International Stock to elect and re-elect the designee of the TRI Designees as Vice-President and Managing Director(s).

         1.6. Administration and Management.

              (a) Except as set forth in Paragraph (b) hereof, all actions of the Board shall require a majority vote of the directors, which majority vote shall include at least one BPUS Designee and one TRI Designee, to constitute the authorized action of the Board.

              (b) The Bylaws of INTERNATIONAL shall provide that the following actions of the Board and/or INTERNATIONAL (the "Material Decisions") shall require a five director vote of the Board to constitute the authorized action of the Board:

                                   EXHIBIT "A"
                               Page 5 of 76 Pages

                  (i) any merger, reorganization, consolidation or recapitalization of INTERNATIONAL;

                  (ii)   the issuance of additional securities of INTERNATIONAL;

                  (iii) the addition or reduction of the number of directors comprising the Board;

                  (iv) the amendment to the Bylaws or Certificate of Incorporation of INTERNATIONAL;

                  (v) the sale, assignment, mortgage, hypothecation, pledge, encumbrance or other disposition of any of the International Stock except as provided in Article 9 hereof;

                  (vi)   the terms of the Public Offering (as defined in Section
8.1 hereof);

                  (vii) the acquisition of a company or assets by INTERNATIONAL, with consideration being paid by INTERNATIONAL in excess of $50,000;

                  (viii) the sale, assignment or other transfer or disposition of all or substantially all of the assets of INTERNATIONAL other than in the ordinary course of its business operations;

                  (ix) the payment of dividends to the International Stockholders other than as provided in Section 1.14 hereof;

                  (x) the dissolution or winding up of INTERNATIONAL, except upon termination pursuant to Article 12 hereof;

                                   EXHIBIT "A"
                               Page 6 of 76 Pages

                  (xi) the amendment to the Bylaws or Certificate of Incorporation, or the corresponding incorporation or governing documents of any International Subsidiary;

                  (xii) any change to the effective control or ownership interest exercised by INTERNATIONAL in any International Subsidiary;

                  (xiii) except as provided in Section 1.15 hereof, the creation of additional subsidiaries of INTERNATIONAL; and

                  (xiv) unless specifically contemplated by the Business Plan (as defined in Section 1.10) in effect when such action is taken:

                         (A) the incurrence of indebtedness, or making a loan
to any party in excess of $100,000;

                         (B) the making of investments in excess of $100,000
other than in the ordinary course of business (i.e., investments in money market, treasury bills, bank accounts);

                         (C) the hiring of employees with annual compensation
in excess of $50,000;

                         (D) the payment of commissions, brokers or finders
fees or other compensation in excess of $50,000 to any agent or broker; and

                         (E) any amendment to the Business Plan, as approved,
resulting in a deviation, individually or in the aggregate, of more than 2% of any particular line item of the budget.

                                   EXHIBIT "A"
                               Page 7 of 76 Pages

         1.7. Auditors. The auditors of INTERNATIONAL shall be the accounting firm of Ernst & Young LLP and the members of the Board shall re-confirm the engagement of Ernst & Young LLP.

         1.8. Fiscal Year. The fiscal year of INTERNATIONAL shall be the calendar year.

         1.9. Principal Offices. The corporate headquarters of INTERNATIONAL shall be located and maintained in Manchester, England. INTERNATIONAL shall also maintain an office in London, England as well as such other locations as the Board may determine from time to time.

         1.10. Business Plan. At least once a year, the President (in consultation with the other officers and such others as the President determines in his reasonable discretion) shall prepare a budget and plan of operation
(the "Business Plan") which sets forth in reasonable detail the anticipated revenues and expenditures for INTERNATIONAL and the anticipated business activities for the succeeding fiscal year. The proposed Business Plan for the year, ending December 31, 1996, shall be promptly prepared. Each Business Plan shall be submitted to the Board for approval in accordance with Sections 1.6(b). Notwithstanding anything to the contrary contained in this Agreement or the Bylaws of INTERNATIONAL, if a Business Plan is not adopted with respect to a particular period, all transactions taken prior to such adoption must be approved by the Board pursuant to Section 1.6(b). It is hereby acknowledged that the Business Plan cannot anticipate every contingency; accordingly, it is further acknowledged that necessary deviation from the Business Plan may be

                                   EXHIBIT "A"
                               Page 8 of 76 Pages
acceptable, provided that such deviations, individually or in the aggregate shall not be more than 2% of any particular line item of the budget without the approval of the Board pursuant to Section 1.6(b).

          1.11. Corporate Borrowings. The parties intend that INTERNATIONAL shall finance its own working capital and investments in property, plant and equipment. Prior to the date of the Public Offering (as defined in Section 8.1 hereof), BPUS will make available to INTERNATIONAL from time to time (i) up to $10,000,000 in letter of credit facilities (the "Letter of Credit Facility") to be used in connection with the purchase of the Products and (ii) up to $7,500,000 in account receivable financing, working capital advances, guarantees, and trade receivables (the "Advance Facility"); provided that the aggregate amounts outstanding under the Letter of Credit Facility and the Advance Facility shall not exceed $15,000,000. The parties agree that any funds provided by BPUS (including the Letter of Credit Facility and the Advance Facility) shall bear a rate of interest equal to BPUS's best commercial borrowing rate plus 1% (the "Borrowing Rate"), together with all fees
(including Letter of Credit fees) paid by BPUS in connection with such Facilities. All requests for advances on the Letter of Credit Facility and Advance Facility must be approved by a BPUS Designee which approval shall not be unreasonably withheld or delayed.

          1.12. Supply of Product.

                (a) It is the understanding and agreement of the parties that following the Closing Date, and from time to time, each of INTERNATIONAL and

                                   EXHIBIT "A"
                               Page 9 of 76 Pages

BPUS may enter into contracts and commercial transactions with the other party for the purchase of the Products. The purchase price for the Products purchased from BPUS shall be equal to BPUS's cost plus 3% and payment terms of net forty-five (45) days from the date of the purchase order, with interest accruing thereafter at the Borrowing Rate, as of the last business day immediately prior to the expiration of the aforesaid net 45-day period. BPUS will use its best efforts to allow INTERNATIONAL to purchase the Products directly from vendors, subject to the availability of funds under the Facilities.

                (b) INTERNATIONAL shall, as herein provided, have a right of first refusal to supply (the "Supply Right of First Refusal") to BPUS all proprietary after-market accessories (the "Accessories"). BPUS shall promptly provide INTERNATIONAL with the specifications and delivery time for Accessories required by BPUS, whereupon International shall provide BPUS, within three (3) business days (or such shorter time as may be required by BPUS), with a price and written confirmation of International's ability to meet the specifications. All accessories supplied by INTERNATIONAL to BPUS pursuant hereto shall be on a "most-favored-nation" basis.

          1.13. Employment Agreements. INTERNATIONAL shall, at the Closing, enter into employment agreements with each of ARNOTT and MARLIN, providing, in part, for an annual salary of $120,000.00 plus an allowance, in the amount of $80,000.00, for housing, transportation, medical and education and in substantially the form of the employment agreements attached as Exhibits 1.13A and 1.13B hereto (collectively, the "Employment Agreements").

                                   EXHIBIT "A"
                               Page 10 of 76 Pages

          1.14. Dividend Policy. If after December 31, 1997, and if at the end of each applicable period, retained earnings of INTERNATIONAL are in excess of $2,000,000, the Board shall cause INTERNATIONAL to declare a dividend, to the International Stockholders, in an amount not to exceed twenty-five percent (25%) of the cash profits of INTERNATIONAL for such period; provided, however, that in the event there is a loss for any quarter during any fiscal year in which a dividend was declared in accordance with this Section 1.14, International Stockholders shall repay to INTERNATIONAL within ten (10) days of demand therefor the amount by which dividends paid pursuant to this Section 1.14 for such years exceed 25% of such International Stockholder's allocable portion of the profits of INTERNATIONAL for such year. Notwithstanding anything contained in this Agreement or in the Bylaws of INTERNATIONAL to the contrary, the International Stockholders covenant and agree that no dividends shall be declared or paid by INTERNATIONAL until after December 31, 1997
(unless approved by BPUS Designees).

          1.15. International Subsidiaries. The Board. shall cause the formation of two wholly-owned subsidiary corporations (the "International Subsidiaries") to assist in the operation of the Business by INTERNATIONAL after the Closing. The By-laws for the International Subsidiaries shall provide for the formation of such further subsidiaries as determined by the respective boards for each of the International Subsidiaries from time to time.

                                   EXHIBIT "A"
                               Page 11 of 76 Pages

2.       PURCHASE AND SALE OF TRI ASSETS

         2.1. Purchase and Sale. Subject to and in reliance upon the representations, warranties and agreements, and subject to the terms and conditions set forth in this Agreement, TRI hereby agrees to sell, convey, transfer, assign, and deliver to INTERNATIONAL, free and clear of all liabilities, liens, claims, security interests, pledges, charges, and encumbrances, except as specifically set forth herein, and INTERNATIONAL agrees to purchase from TRI at the Closing Date (as defined in Section 7.1 hereof), the following assets and properties of the Business (the "Acquired Assets"):

              (a) All of TRI's (and TRI subsidiaries') customers and its goodwill, consisting of the customer lists (active, inactive and prospective since TRI's incorporation in 1993) of the Business, the records (both written and machine-readable) of TRI and the TRI Subsidiaries relating to customer histories, addresses, credit information, quantities and frequency of sales, contact persons, special customer needs, customer specifications, product data sheets and all other records, documents and other information (both written and machine-readable) in possession of TRI or any TRI Subsidiary as may be necessary to enable INTERNATIONAL to transfer TRI's customers to INTERNATIONAL;

              (b) All books and records of TRI and TRI Subsidiaries either in original or photostatic form, relating exclusively to the Business and consisting of books and records relating to purchases and sales of the Products, supplier information and prices at which TRI purchases any of the Products;


                                   EXHIBIT "A"
                               Page 12 of 76 Pages

              (c) All contracts, commitments and offers of TRI and TRI Subsidiaries for the sale of the Products and for the purchase and supply of the Products, which have been entered into by TRI and which are by their terms assignable to INTERNATIONAL (or, where consent to assignment is required, such consent has been obtained by TRI), including any and all rights necessary or desirable for the purpose of preserving and continuing existing arrangements (whether exclusive or otherwise) with the TRI Suppliers (defined in Section 3.1(u) hereof) and commitments for the purchase of the Products not yet delivered. A list of such contracts is attached hereto as Exhibit 2.1(c);

              (d) The accounts receivable, instruments, documents, contract rights and all rights of TRI to any payment or other consideration for Products sold or for services rendered, as mutually agreed to by TRI and INTERNATIONAL at the Closing;

              (e) All good and usable inventory of the Products located at, or in transit to, TRI facilities or warehouses as of the Closing, together with all warehouse receipts, documents of title and books and records relating thereto (the "Inventory"); and

              (f) All furniture, fixtures and equipment used in the Business as more particularly set forth in Schedule 2.1(f) hereto.

                                   EXHIBIT "A"
                               Page 13 of 76 Pages

         2.2. No Assumption of Liabilities. Except for any obligations of TRI which arise (i) under any of the contracts set forth in Exhibit 2.1.(c) hereof and assumed by INTERNATIONAL at the Closing or (ii) under the aforesaid supply commitment with SAGEM, it is expressly understood and agreed that INTERNATIONAL shall not assume, purchase the Acquired Assets subject to, or be in any manner liable or responsible for, any and all debts, liens, adverse claims, penalties, liabilities, encumbrances and other obligations of TRI of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, known, unknown or otherwise of TRI (the "TRI's Obligations") including, without limitation, TRI's
Obligations:

              (a) For any Tax (as defined in Section 3.1(n)(iii) hereof), whether or not reflected in TRI's books and records, with respect to all periods before or after the Closing, including, without limitation, any Tax arising from TRI's transfer of the Acquired Assets or its consummation of the transactions contemplated hereunder;

              (b) Resulting from personal injury, property damage or any other injury or damage or out of any claims, including causes of action sounding in products liability or damage to the environment or natural resources, for any breach or non-performance by TRI of any contract, commitment or obligation or in respect of any other claim, action, suit, arbitration, government inspection or other legal or administrative proceeding, whether initiated before or after the date hereof, concerning Products sold by TRI, the use, ownership or transfer

                                   EXHIBIT "A"
                               Page 14 of 76 Pages
of the Acquired Assets, the Business as conducted by TRI, or otherwise arising out of the actions of involving TRI, its affiliates, or any shareholder, partner, director, officer, employee or agent of TRI or its affiliates;

              (c) For any expenses, liabilities, damages, or obligations for personal injury, property damage, losses or any other claims with respect to Products manufactured or acquired by TRI prior to the Closing other than Products which are altered by INTERNATIONAL, or shipped, sold or otherwise disposed of by INTERNATIONAL more than six (6) months after the Closing;

              (d) Arising from any accrued salary, vacation, sick pay, workers' compensation, unemployment and other benefits, or any benefit plans covering any employees of TRI; and

              (e) Resulting from the requirements or obligations applicable to TRI related to, or the violation by TRI of, any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority, including, without limitation, any and all environmental, health or safety laws.

         2.3. Valuation of the Inventory.

              (a) Representatives of TRI and INTERNATIONAL shall take a physical inventory of all of the Inventory of TRI located at facilities and/or warehouses owned or leased by TRI and any TRI Subsidiary. Such physical inventory shall be commenced on a date (the "Physical Inventory Date") that will permit completion on or before the Closing Date (as defined in Section 7.1 hereof). On or before

                                   EXHIBIT "A"
                               Page 15 of 76 Pages
the Physical Inventory Date, TRI shall furnish INTERNATIONAL with true and complete copies of all warehouse receipts, if any, with respect to items of Inventory located at, or in transit to, warehouses, together with a complete and accurate description of all such items. Such physical inventory shall be recorded in duplicate books (signed by representatives of TRI and INTERNATIONAL) and valued at "market price," which shall be defined as the net realizable value of the items of Inventory (F.O.B. TRI's facility or warehouse) to be determined jointly by the parties.

              (b) Any dispute between TRI and INTERNATIONAL as to the value of Inventory items, or as to whether Inventory items are salable (which shall be defined to mean salable in the ordinary course of business as conducted by TRI without discount from the prices generally charged by TRI for like items of first quality), shall be determined by an expert selected by mutual agreement of TRI and INTERNATIONAL. If TRI and INTERNATIONAL cannot agree upon the selection of such expert within ten (10) days of the occurrence of the dispute, each party shall designate an independent representative, and the two representatives so designated shall select an expert to determine the dispute. Each party shall bear the costs associated with its designation of such independent representative and shall equally bear the cost of retaining an expert to determine the dispute. The decision of the expert shall be final and binding on the parties. Payment for any disputed items of Inventory found to be salable or usable shall be made by INTERNATIONAL either on the Closing Date or

                                   EXHIBIT "A"
                               Page 16 of 76 Pages
within ten (10) days after receipt of such expert's decision, whichever is later.

         2.4. Consideration. On the Closing Date, in full consideration for the transfer of the Acquired Assets, INTERNATIONAL will deliver or cause to be delivered at the Closing to TRI (i) stock certificate(s) registered in the name of TRI, which certificate(s) shall evidence the issuance to TRI of _______ shares of International Stock, constituting fifty percent (50%) of the International Stock, together with any rights or options to acquire additional shares of capital stock, if any, thereof and (ii) cash, in an amount equal to the purchased Inventory and accounts receivable included in the Acquired Assets.

3.       REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of TRI. Each of TRI, SAFKONG, MARRIOTT, ARNOTT and MARLIN, jointly and severally, represents and warrants to each of INTERNATIONAL and BPUS as follows:

              (a) Organization, Standing and Power. TRI and each TRI Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. TRI and each TRI Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which any of the properties owned or leased by TRI or such TRI Subsidiary, or the conduct of its

                                   EXHIBIT "A"
                               Page 17 of 76 Pages
businesses requires such qualification. Copies of the Memorandum of Association of TRI and all amendments thereof, and of the Articles of Association of TRI, as amended to date, and the corresponding incorporation documents for each TRI Subsidiary have been furnished to BPUS and are complete and correct. The minute books and corporate records of TRI and each TRI Subsidiary heretofore exhibited to BPUS contain complete and accurate records of all meetings and other corporate actions of each companies' stockholders and boards of directors.

              (b) Capitalization.

                  (i) The authorized capital stock of TRI consists of ten-thousand (10,000) shares of common stock, par value of HKD 1.00 per share, of which 10,000 shares are issued and outstanding. All issued shares of TRI's common stock have been duly and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which TRI or any of the TRI Shareholders are a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, outstanding, or authorized and unissued shares of capital stock of TRI.

                  (ii) There is no personal liability, and there are no preemptive or similar rights, attached to the TRI Shares or the shares of any TRI Subsidiary. Schedule 3.1(b) is a complete and correct list of the names, addresses and record and beneficial stock ownership of all of the shareholders of TRI and each TRI Subsidiary. Each such shareholder has good and marketable

                                   EXHIBIT "A"
                               Page 18 of 76 Pages
title to all of the TRI Shares which are indicated on said Schedule 3.1(b) as being owned by it on the date hereof, free and clear of any and all liens, claims, security interest, pledges, charges and encumbrances of any nature whatsoever, and on the Closing Date will own all of the TRI Shares or shares of the TRI Subsidiaries, as the case may be, which are indicated on said
Schedule 3.1(b) as being owned by him on said date, free and clear of any and all liens, claims, security interests, pledges, charges and encumbrances of any nature whatsoever, including, but not limited to, any claims by any present or former shareholders of TRI or any TRI Subsidiary.

             (c) Interests in Other Entities. Except for the TRI Subsidiaries set forth on Schedule 3.1(c), TRI does not (A) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, partnership, limited liability company or other person or entity (B) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, or (C) have any obligation, direct or indirect, present or contingent, (1) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any person or entity, or (2) to share any profits or capital investments or both. Neither SAFKONG, MARRIOTT, MARLIN or ARNOTT nor any of their affiliates, have any other interest (except for interests in publicly held companies in any other person or entity engaged in the purchasing, manufacturing, marketing, selling or distribution of wireless communications devices or accessories.

                                   EXHIBIT "A"
                               Page 19 of 76 Pages

             (d) Authority. The execution and delivery by TRI, SAFKONG and MARRIOTT of this Agreement and of all of the agreements to be executed and delivered by any of them pursuant hereto, the performance by any of them of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of TRI (including, but not limited to, the unanimous consents of TRI Shareholders) and TRI, SAFKONG and MARRIOTT have all necessary power with respect thereto. This Agreement is, and when executed and delivered by TRI, SAFKONG and MARRIOTT, each of the other agreements to be delivered by any of them pursuant hereto will be, the valid and binding obligation of TRI, SAFKONG and MARRIOTT, respectively, to the extent each of them is a party thereto, in accordance with its terms.

             (e) Noncontravention. Except as set forth on Schedule 3.1(e), neither the execution and delivery by TRI, SAFKONG or MARRIOTT of this Agreement or of any agreement to be executed and delivered by any of them pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by any of them of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of either the Memorandum or Articles of Association of TRI or the corresponding incorporation documents for any TRI Subsidiary, or (B) give rise

                                   EXHIBIT "A"
                               Page 20 of 76 Pages
to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TRI, SAFKONG, MARRIOTT or any TRI Subsidiary is a party or by which any of them or any of their assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to any of them, or (D) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the assets of TRI or any TRI Subsidiary including without limitation any contractual relations with suppliers and/or customers with respect to the Products, or (E) interfere with or otherwise adversely affect the ability of TRI or any TRI Subsidiary to carry on the business after the Closing Date on substantially the same basis as is now conducted by TRI and the TRI Subsidiaries.

             (f) Financial Statements. TRI has or will heretofore delivered to BPUS its audited balance sheets for the years ended, 1994 and 1995 (the "Audited Balance Sheet"), together with the related statements of income, stockholders, equity and cash flows for the year ended on such date, certified without qualification by (Ernst & Young, LLP) independent certified public accountants, and TRI's unaudited balance sheet as of ____________________________1996 ,

                                   EXHIBIT "A"
                               Page 21 of 76 Pages

(the "Unaudited Balance Sheet"), and the related statements of income, stockholders' equity and cash flows for the period then ended. Said financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of TRI as at the date thereof and its results of operations for the period indicated, except that the aforementioned unaudited financial statements are subject to normal recurring adjustments which might be required as a result of year-end audit. The books and records of TRI and each TRI Subsidiary are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition of TRI and each TRI Subsidiary as set forth in the aforementioned financial statements.

              (g) Absence of Undisclosed Liabilities. Neither TRI nor any TRI Subsidiary has any liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, which have not been (i) in the case of liabilities and obligations of a type customarily reflected on a corporate balance sheet, prepared in accordance with generally accepted accounting principles, set forth on the Audited Balance Sheet or the Unaudited Balance Sheet or (ii) in the case of other types of liabilities and obligations, described in any of the Schedules delivered pursuant hereto or omitted from said Schedules in accordance with the terms of this Agreement, or (iii) incurred, consistent with past practice, in the ordinary course of business (in the case of liabilities and obligations of the type referred to in clause (i) above).

                                   EXHIBIT "A"
                               Page 22 of 76 Pages

             (h) Properties.

                 (i) TRI and each TRI Subsidiary have good and marketable fee title to all of the real property and fixtures, and good and marketable title to all of the other properties and assets, reflected on the Unaudited Balance Sheet or thereafter acquired, except properties or assets sold or otherwise disposed of in the ordinary course of business, free and clear of any and all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever, liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

                 (ii) All plants, structures and equipment which are utilized in the businesses of TRI, or are material to operations or condition (financial or otherwise) of TRI are owned or leased by TRI and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for purposes for which they are used. Schedule 3.1(h) sets forth all
(A) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by TRI or which is subject to a title retention or conditional sales agreement or other security device, and (B) personal property which was owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by TRI.

                                   EXHIBIT "A"
                               Page 23 of 76 Pages

             (i) Accounts Receivable; Inventories. The accounts and notes receivable which are reflected on the Unaudited Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the amount of the allowance for accounts reflected thereon (which allowances were established an a basis consistent with prior practice), and are not subject to offsets. The accounts and notes receivable of TRI which were thereafter added are good and collectible in the ordinary course of business at the aggregate amounts recorded in their books of account, less the amount of the allowance for doubtful accounts reflected thereon (which allowances were established on a basis consistent with prior practice), and are not subject to offsets. The inventories reflected on the Unaudited Balance Sheet and thereafter added consist of items of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete materials, slow-moving items, materials of below standard quality and not readily marketable items, all of which have been written down to net realizable value or adequately reserved against on the books and records of TRI. All inventories are stated at the lower of cost or market in accordance with generally accepted accounting principles.

             (j) Absence of Changes. Since _______________________, there have not been (i) any material adverse changes in the condition (financial or otherwise), assets, liabilities, business, prospects, or results of operations of TRI (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by


                                   EXHIBIT "A"
                               Page 24 of 76 Pages
insurance), any waivers by TRI of any right, or cancellation of any debt or claim, of substantial value, (iii) any declarations, setting asides or payments of any dividend or other distribution or payments in respect of the capital stock of TRI, or (iv) any changes in the accounting principles or methods which are utilized by TRI.

             (k) Litigation. Except as set forth in Schedule 3.1(k), there are no foreign or domestic suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the best of the knowledge of TRI or the TRI Shareholders, threatened, against or relating to TRI, any TRI Subsidiary, their respective business operations or any of their assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to TRI, any TRI Subsidiary, the TRI Shareholders, the business operations of TRI or any TRI Subsidiary or any of the assets of TRI or any TRI Subsidiary, the effect of which is (A) to limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition, of any properties, assets or businesses, or (B) otherwise materially adverse to business operations, or any of the assets, of TRI or any TRI Subsidiary or the business operations of INTERNATIONAL.

             (1) No Violation of Laws. Neither TRI, any TRI Subsidiary nor the TRI Shareholders are engaging in any activity or omitting to take any action as a result of which (A) they are in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other

                                   EXHIBIT "A"
                               Page 25 of 76 Pages
requirement of any foreign, domestic, federal, state or local court or governmental or administrative body or agency (the "Laws"), applicable to TRI or any TRI Subsidiary, their business operations or any of the assets of TRI or any TRI Subsidiary, including without limitation the laws relating to antiboycotting and the transfer of technology and encrypted material under the Export Administrative Act (50 U.S.C. Sections 1201 and 2401), bribery and other prohibited methods of obtaining and retaining business under the Foreign
Corrupt Practices Act ("FCPA") (15 U.S.C. Sections 78dd and 78m), occupational safety and health, environmental protection, business and labor practices, employee benefits, zoning and other land use, and (B) TRI or any TRI Subsidiary, their business operations and any of their assets have been or may be materially and adversely affected.

             (m) Intangibles. TRI owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes, software, manuals and operating systems (collectively, the "Intangibles") used or proposed to be used in the conduct of its or any TRI Subsidiary's business; to the best knowledge of TRI or the TRI Shareholders, TRI has not infringed and is not infringing upon the rights of others with respect to the Intangibles, and TRI has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles; and TRI has not received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially

                                   EXHIBIT "A"
                               Page 26 of 76 Pages
adversely affect its business, assets, prospects, properties or condition (financial or otherwise) or results of operations of TRI and TRI knows of no basis therefor and, to the best knowledge of TRI and the TRI Shareholders, no others have infringed upon the Intangibles. Schedule 3.1(m) sets forth all of the trade names, trademarks, service marks and copyrights or registrations, patents and patent applications, used or proposed to be used, in the conduct of the TRI's business operations and the manner of ownership or TRI's rights therein.
             (n)  Tax Matters.

                  (i) TRI and each TRI Subsidiary has filed with the appropriate governmental agencies all returns and reports of all Taxes (as herein defined) required to be filed by it, and has paid in full or made adequate provision for the payment of, all Taxes shown to be due or claimed to be due on such returns and reports. The provisions for Taxes which are set forth on the Audited
Balance Sheet and the Unaudited Balance Sheet are adequate for all accrued and unpaid Taxes of TRI and each TRI Subsidiary as of the respective dates thereof, whether (A) incurred in respect of or measured by income of TRI or any TRI Subsidiary for any periods prior to the close of business on that date, or
(B) arising out of transactions entered into, or any state of facts existing, on or prior to that date. The provisions for Taxes which are set forth on the books of account of TRI and each TRI Subsidiary are adequate for all Taxes which accrued after _____________________. TRI has not executed or filed with any taxing authority any agreement extending the periods for the assessment or


                                   EXHIBIT "A"
                               Page 27 of 76 Pages
the assessment or collection of any Taxes, and is not party to any pending or, to the best of the knowledge of TRI or the TRI Shareholders threatened, action or proceeding by any governmental authority for the assessment or collection of Taxes.

                 (ii) As used herein, "Taxes" means all federal, state, county, local, foreign and other taxes and governmental assessments (including United States and foreign jurisdictions), including but not limited to income taxes, value added taxes, estimated taxes, withholding taxes, use taxes, gross receipts taxes, sales taxes, transfer taxes, excise taxes, real and personal property taxes, ad valorem taxes, payroll related taxes (including, but not limited to, premiums for worker's compensation insurance and statutory disability insurance), employment taxes, franchise taxes and import duties, together with any related liabilities, penalties, fines, additions to tax or interest. [Add as per accountants and local counsel's advice]

             (o) Insurance. Schedule 3.1(o) is a complete and correct list and summary description of all policies of insurance relating to the business operations, or any of the assets, of TRI in which TRI is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by TRI with respect to any such policy. Such policies cover risks normally insured against, and are in amounts normally carried, by companies engaged in similar businesses.

                                   EXHIBIT "A"
                               Page 28 of 76 Pages

             (p) Banks; Powers of Attorney. Schedule 3.1(p) is a complete and correct list showing (A) the names of each bank in which TRI and each TRI Subsidiary has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (B) the names of all persons, if any, holding powers of attorney from TRI and each TRI Subsidiary.

             (q)  Employee and Independent Contractor Arrangements. (i)
Schedule 3.1(q) is a complete and correct list and summary description of all
(A) union, collective bargaining, employment, management, termination, independent contractor and consulting agreements to which TRI or any TRI Subsidiary is a party or otherwise bound, and (B) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of TRI or any TRI Subsidiary (the "Employee Benefit Plans"). Said Schedule also lists the names and compensation of all employees and independent contractors of TRI or any TRI Subsidiary whose compensation during the last fiscal year were $_____ or more (including bonuses and other incentive compensation, and all employees and independent contractors who

                                   EXHIBIT "A"
                               Page 29 of 76 Pages
are expected to receive at least said amount in respect of the current fiscal year.

                  (ii) Except as set forth in Schedule 3.1(q) hereof, neither TRI nor any TRI Subsidiary will be liable to any employee, by reason of anything done prior to the date hereof, under any Employee Benefit Plan upon termination of the employment of such employee. TRI and each TRI Subsidiary are in conformity and full compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice.

              (r) Certain Business Matters. Except as is set forth in Schedule 3.1(r), (A) neither TRI nor any TRI Subsidiary is a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any Products and any related services performed by TRI or any TRI Subsidiary, (B) there are no pending, or to the best of the knowledge of TRI or the TRI Shareholders, threatened labor negotiations, work stoppages or work slowdowns involving or affecting TRI's or any TRI Subsidiary's business operations, and, to the best of the knowledge of TRI or the TRI Shareholders, no union representation questions exist, and there are no organizing activities, in respect of any of the employees of any of TRI,
(C) except for that certain non-competition covenant expressly provided for in
Article 10 hereof, neither TRI, any TRI Subsidiaries nor the TRI Shareholders are parties to or bound by any agreement which limits their freedom to compete

                                   EXHIBIT "A"
                               Page 30 of 76 Pages
in any line of business or with any person, or which is otherwise materially burdensome to them, and (D) except as set forth in Schedule 3.1(r), neither TRI nor any TRI Subsidiary is a party to or bound by any agreement in which any officer, director or stockholder of TRI (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

             (s) Certain Contracts. Schedule 3.1(s) is a complete and correct list of all contracts, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which TRI or any TRI Subsidiary is a party or otherwise bound, including, without limitation, the contracts, commitments, obligations and understandings with Siemens, JRC and SAGEM (including the "Affinity" private label product line and each agreement with any shareholder of a TRI Subsidiary or any member of such other shareholder's affiliates); provided, however, that Schedule 3.1(s) shall not include those contracts, commitments, obligations or understandings which (A) were made in the ordinary course of business, and (B) may be anticipated to involve aggregate payments to or by TRI of $______ (or the equivalent) or less calculated over the full term thereof, and (C) are not otherwise material to the business operations of TRI or any TRI Subsidiary. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by TRI to BPUS, and except as expressly stated on the Schedule on which they are set

                                   EXHIBIT "A"
                               Page 31 of 76 Pages
forth, (1) each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and, to the best of the knowledge of TRI or the TRI Shareholders, no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (2) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (3) none of them is unduly burdensome or restrictive of the business operations of TRI or any TRI Subsidiary. Each such contract was entered into in the ordinary course of the business operations of TRI or the TRI Subsidiary consistent with past practices.

              (t) Consents/Approvals. Except as set forth on Schedule 3.1(t), TRI and any TRI Subsidiary currently holds all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises (the "Consents") necessary for the conduct of such entity's business, all of which Consents are in full force and effect. Schedule 3.1(t) is a complete list of the Consents held by TRI and no violations of the terms thereof have occurred.

             (u) Customers and Suppliers. Schedule 3.1(u) is a complete and correct list setting forth, with respect to the twelve-month period ended February 29, 1996; (A) all customers of TRI and the TRI Subsidiaries and their business (the "TRI Customers"), together with the quantities and dollar volume of any purchases of the Products, and (B) the _____ largest suppliers of the

                                   EXHIBIT "A"
                               Page 32 of 76 Pages
of the Products and related component parts and services to TRI and each TRI Subsidiary (the "TRI Suppliers") and the amount of goods and services purchased from each. There has been no material adverse change in the business relationship between the business operations of TRI and TRI Customers or TRI Suppliers, and (ii) to the best of the knowledge of TRI or the TRI Shareholders, the TRI Customers and TRI Suppliers will continue their respective relationships with TRI after the Closing Date on substantially the same basis as now exists.

              (v) Disclosure. None of the representations or warranties made by TRI or the TRI Shareholders in this Agreement or in any agreement executed and delivered by or on behalf of any of them pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

         3.2. Representations and Warranties of BPUS. BPUS represents and warrants to each of TRI, SAFKONG, MARRIOTT, and INTERNATIONAL as follows:

              (a) Organization, Standing and Power. BPUS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Except as set forth on Schedule 3.2(a), there are no states or jurisdictions in which the character and location of any of the properties owned or leased by BPUS, or the conduct of its

                                   EXHIBIT "A"
                               Page 33 of 76 Pages
businesses makes it necessary for BPUS to qualify to do business as a foreign corporation.

         (b) Authority. The execution and delivery by BPUS of this Agreement and of each agreement to be executed and delivered by either of them pursuant hereto, the compliance by them with the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of BPUS, and BPUS has all necessary corporate power with respect thereto. This Agreement is, and, when executed and delivered by BPUS, each other agreement to be executed and delivered by BPUS pursuant hereto will be, the valid and binding obligation of BPUS, to the extent BPUS is a party thereto, in accordance with their respective terms.

         (c) Noncontravention. Except as set forth on Schedule 3.2(c), neither the execution and delivery by BPUS of this Agreement or of any agreement to be executed and delivered pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by BPUS of any of its respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of the Certificates of Incorporation or Bylaws of BPUS, or (B) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to it under the terms, conditions or provisions of any note, bond, mortgage, indenture, license,

                                   EXHIBIT "A"
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agreement or other instrument or obligation to which BPUS is a party or by which it may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to any or them, or (D) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the assets of BPUS, or (E) interfere with or otherwise adversely affect the ability of BPUS to carry on its business after the Closing Date on substantially the same basis as is now conducted by BPUS.

         (d) Disclosure. None of the representations or warranties made by BPUS in this Agreement or in any agreement executed and delivered by or on behalf of it pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

   3.3. Representations and Warranties of INTERNATIONAL. INTERNATIONAL represents and warrants to each of TRI and BPUS as follows:

         (a) Organization, Standing and Power. INTERNATIONAL is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. INTERNATIONAL is duly qualified to do business and is in good standing in each jurisdiction in which any of the properties

                                   EXHIBIT "A"
                              Page -35- of 76 Pages


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owned or leased by INTERNATIONAL, or the conduct of its businesses requires such qualification. Copies of the Certificate of Incorporation of INTERNATIONAL and all amendments thereof, and of the Bylaws of INTERNATIONAL, as amended to date, have been furnished to each of BPUS and TRI and are complete and correct. The minute books and corporate records of INTERNATIONAL heretofore exhibited to BPUS and TRI contain complete and accurate records of all meetings and other corporate actions of the International Stockholders and board of directors.

         (b) Authority. The execution and delivery by INTERNATIONAL of this Agreement and of all of the agreements to be executed and delivered by it pursuant hereto, the performance by it of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of INTERNATIONAL (including, but not limited to, the unanimous consents of the International stockholders) and INTERNATIONAL has all necessary power with respect thereto. This Agreement is, and when executed and delivered by INTERNATIONAL, each of the other agreements to be delivered by it pursuant hereto will be, the valid and binding obligation of INTERNATIONAL to the extent it is a party thereto, in accordance with its terms.

         (c) Shares. The International Stock, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any lien, claim, security interest, pledge or other encumbrance of

                                   EXHIBIT "A"
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any nature whatsoever, except that the International Stock will be "restricted securities" as such term is defined in the rules and regulations of the Securities and Exchange Commission and will be subject to restrictions on transfers pursuant to such rules and regulations and State laws.

4. ADDITIONAL COVENANTS

   4.1. Conduct of TRI Business Pending the Closing. TRI covenants and agrees, and each of TRI, SAFKONG, MARRIOTT, ARNOTT and MARLIN covenants and agrees to use its best efforts to cause TRI, to conduct its business operations (and to cause the TRI Subsidiaries to conduct their respective business operations) during the period from the date hereof to the Closing Date, except pursuant to the terms hereof or unless BPUS shall otherwise agree in writing, only in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and TRI and each of TRI Subsidiary shall use their best efforts to preserve intact their respective business organizations, to keep available the services of their respective current officers, employees and consultants of TRI and the TRI Subsidiaries and to preserve the present goodwill of TRI and the TRI Subsidies and their respective relationships with customers, suppliers and other persons with whom they have business relations. By way of illustration and not limitation, neither TRI, any TRI Subsidiary, SAFKONG nor MARRIOTT shall, between the date of this Agreement and the Closing Date, directly or indirectly do, or propose or commit to

                                   EXHIBIT "A"
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do, any of the following without the prior written consent of BPUS:

         (a) (i) except as set forth on Schedule 4.1(a), declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the common stock of TRI or any TRI subsidiary (ii) split, combine or reclassify any of their respective common stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective common stock or (iii) purchase, redeem or otherwise acquire any shares of common stock of TRI or any TRI Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of common stock of TRI or any TRI Subsidiary, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

         (c) except to the extent required under existing written agreements as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of TRI or any TRI Subsidiary who are not

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

officers of TRI or such TRI Subsidiary in the ordinary course of business, in accordance with past practice, (ii) enter into employment arrangement, other than in the ordinary course of business consistent with past practice, any other employee of TRI or the TRI Subsidiary, (iii) establish, adopt, enter into or amend or terminate any written agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees or
(iv) notwithstanding any agreement to the contrary, pay any bonus, salary or compensation to any of the TRI Shareholders, holders of shares of any TRI Subsidiary or their affiliates in excess of a base salary of $100,000;

         (d) amend their Memorandum of Association, Articles of Association or other comparable charters or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of TRI or any TRI Subsidiary;

         (e) except as set forth on Schedule 4.1(e), acquire or agree to acquire
(i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to TRI or any TRI Subsidiary taken as a whole, except purchases consistent with past practice;

         (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of


                                   EXHIBIT "A"
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
their properties or assets, except sales in the ordinary course of business consistent with past practice;

         (g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees by TRI in favor of any TRI Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of TRI or any TRI Subsidiary, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

         (h) enter into any agreement, contract, commitment, whether or not in the ordinary course of business, involving a commitment on the part of TRI or any TRI Subsidiary to purchase, sell, lease or otherwise dispose of assets or require payment by TRI or any TRI Subsidiary in excess of $100,000;

         (i) expend funds for capital expenditures other than in accordance with TPI's or any TRI Subsidiary's current capital expenditure plans (which plans shall have been disclosed in writing to BPUS on or prior to the date hereof);

         (j) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (k) recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

                                   EXHIBIT "A"
                              Page -40- of 76 Pages

         (l) change any accounting principles used by TRI or any TRI Subsidiary, unless required by the SEC or the Financial Accounting Standards Board;

         (m) make any tax election or settle or compromise any income tax liability or file any federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of TRI or any TRI Subsidiary taken as a whole;

         (n) settle or compromise any litigation in which TRI or any TRI Subsidiary is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $100,000 and in the aggregate in an amount in excess of $100,000;

         (o) authorize any of, or commit or agree to take any of the foregoing actions; and

         (p) authorize or permit any of TRI's or TRI Subsidiary's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative, to solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to an agreement or a mutual understanding as to terms or the execution of a letter of intent or definitive agreement or publicly announced agreement in principle with regard to a transaction or

                                   EXHIBIT "A"
                              Page -41- of 76 Pages
series of transactions with a party other than BPUS or INTERNATIONAL, which transactions relate to the sale or other disposition of the respective capital stock, assets or business of each of TRI, SAFKONG, MARRIOTT and any TRI Subsidiary or any other financing, stock repurchase, restructuring (including any merger or consolidation involving TRI or any TRI Subsidiary), stock issuance or similar transaction (other than in the ordinary course of business) which causes TRI, SAFKONG or MARRIOTT not to consummate any of the transactions contemplated by this Agreement.

4.2. Access to Information.

         (a) From after the date hereof, TRI shall afford, and each of SAFKONG and MARRIOTT shall cause TRI to afford and to cause the TRI Subsidiaries to afford, the officers, attorneys, accountants and other authorized representatives of BPUS and INTERNATIONAL, reasonable access, during normal business hours prior to the Closing, to all of the properties, books, contracts, commitments and records of TRI and the TRI Subsidiaries relating to the transactions contemplated by this Agreement. TRI and the TRI Subsidiaries and their respective employees, accountants, independent accountants and attorneys shall cooperate fully with the aforesaid individuals in connection with such review and examination and shall make full disclosure to INTERNATIONAL, BPUS and/or their respective representatives, as the case may be, of all material facts; provided, however, that INTERNATIONAL and BPUS shall keep confidential and refrain from using any information (unless readily ascertainable from public or

                                   EXHIBIT "A"
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
published information or sources) obtained from any access hereunder, and shall not disclose such information to any person other than their respective employees, advisors, accountants or agents. In the event of termination of this Agreement, all documents or other written material obtained in connection with the transactions herein contemplated and not theretofore made public shall be returned to TRI and the TRI Subsidiaries, as applicable.

         (b) In the event that between the date hereof and the Closing Date any federal, state, local or foreign governmental authority shall commence any examination, investigation or proceeding against any of BPUS, MARRIOTT, SAFKONG, TRI, the TRI Subsidiaries or INTERNATIONAL with respect to the transactions contemplated by this Agreement, the party as to which such examination, review or proceeding is commenced shall give prompt notice thereof to the other parties, shall keep the other parties informed as to the status thereof.

   4.3 Best Efforts. The parties each agree to use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless terminated as provided in Article 12 hereof.

   4.4. Notice of Material Change. TRI agrees, and each of SAFKONG and MARRIOTT agree to cause TRI, to give and to cause the TRI Subsidiaries to give BPUS prompt notice of (i) any material change in any of the information contained in the representations and warranties of TRI or the TRI Subsidiaries contained in
Section 3.1 or in the exhibits thereto, which occurs prior to the

                                   EXHIBIT "A"
                              Page -43- of 76 Pages

Closing and (ii) any governmental or other complaints, investigations or hearings relating to their respective business operations or assets (or communications indicating that the same may be contemplated), or the receipt of any notice with respect to any requirement or obligation arising out of any applicable Laws relating to their respective business operations, or the institution of any litigation, action, claim, proceeding or threats relating to such business operations, as well as keep BPUS fully informed of material developments concerning such events.


   4.5. Future Sales\Competing Investments.

         (a) Each of BPUS and TRI covenants and agrees, after the Closing, to direct to INTERNATIONAL all sales opportunities of the Products in the Territory and to make all sales of Products in the Territory through INTERNATIONAL; and

         (b) Except as a passive investor or holding less than five percent (5%) of the publicly-traded shares of a Competing Entity (as defined herein), or as otherwise provided in this Agreement, each of BPUS and TRI covenants and agrees not to invest, directly or indirectly, whether alone or together with or on behalf of or through any other entity or individual, in an entity or individual engaged in business activities and/or operations similar to the Business (the "Competing Entity"); provided, however, that BPUS or TRI shall not make any passive investment pursuant hereto without first offering such investment opportunity to INTERNATIONAL. INTERNATIONAL shall have ten (10) business days after having been given notice from BPUS or TRI of


                                   EXHIBIT "A"
                              Page -44- of 76 Pages
such investment opportunity to exercise its right of first refusal, granted hereunder, as to such investment.

   4.6. Broker. Each of BPUS, MARRIOTT, SAFKONG and TRI represents and warrants to the other parties that it has not engaged or dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the other harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for finder's fees, commissions, brokerage fees or like payment.

   4.7. Transfer Costs. TRI shall be responsible for, and pay, any and all applicable sales taxes, transfer taxes and similar charges arising out of the closing and carrying out of the purchase and sale of TRI Shares contemplated by this Agreement.

   4.8. Governmental Filings. If required in the opinion of counsel for any of BPUS, SAFKONG, MARRIOTT or TRI, the appropriate party(ies) shall, as promptly as reasonably practical after the date of this Agreement, file with the relevant governmental agencies or departments, foreign or domestic, any and all notices, reports and other documents required by Law with respect to the transactions contemplated by this Agreement, including without limitation the purchase and sale of the TRI Shares and the operations of the Venture Business, and shall promptly submit any additional information or documentary material requested by any such governmental agency or department.


                                   EXHIBIT "A"
                              Page -45- of 76 Pages

   4.9. Investment Intent. Each of TRI and INTERNATIONAL hereby represents and agrees that the International Stock acquired by it pursuant to this Agreement are being acquired for its own account, for investment, and not with a view towards distribution thereof. All transfers, dispositions or assignments of such shares of capital stock shall be made in compliance with applicable state and United States security laws. Each certificate evidencing such shares of capital stock shall bear the following legend, in addition to any legend required under state security laws:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

5. CONDITIONS PRECEDENT TO CLOSING.

   5.1. Conditions to each Party's Obligations. The respective obligations of BPUS, SAFKONG, MARRIOTT, ARNOTT, MARLIN and TRI to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) Antitrust and Competition Laws. BPUS, TRI, SAFKONG, MARRIOTT and any other person (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976 [the "HSR Act"] or other applicable foreign antitrust or competition law [the "Foreign Acts"], together with the rules and regulations promulgated thereunder) which is required in connection with the

                                   EXHIBIT "A"
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transactions contemplated hereby to file a Notification and Report Form for
Certain Mergers and Acquisitions with the United States Department of Justice and the United States Federal Trade Commission pursuant to Title II of the HSR Act, or similar filing requirements under the Foreign Acts, if applicable, shall have made such filing(s), and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

         (b) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the reasonable judgment of any of the parties hereto makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

         (c) Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities, whether domestic or foreign (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by any of the parties hereto of their respective


                                   EXHIBIT "A"
                              Page -47- of 76 Pages
obligations hereunder and under any agreement delivered pursuant hereto, shall be in full force and effect.

(d) Chief Financial Officer. The Board shall have appointed a CFO in accordance with Section 1.5(b) hereof.

   5.2. Conditions to Obligations of BPUS. The obligations of BPUS to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of each of TRI, SAFKONG, MARRIOTT, MARLIN and ARNOTT contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto shall have been true when made, and, in addition, shall be true, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) Performance of Agreements. Each of TRI, SAFKONG, MARRIOTT, MARLIN and ARNOTT shall have performed all obligations and agreements and complied with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto and required to be performed or complied with by any or all of them at or prior to the Closing Date.

         (c) Results of Investigation. Each of BPUS and INTERNATIONAL shall be satisfied with the results of any investigation of the business and affairs of each of TRI and the TRI Subsidiaries undertaken by BPUS and/or INTERNATIONAL pursuant to Section 4.2 hereof.

                                   EXHIBIT "A"
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

         (d) Opinion of Counsel for each of TRI. BPUS shall have received an option of ___________________________, counsel for TRI, dated the Closing Date, in substantially the form of Exhibit 5.2(d) attached and made a part hereof.

         (e) Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by each of TRI, the TRI Subsidiaries, SAFKONG and MARRIOTT pursuant hereto, shall be satisfactory in all material respects to BPUS and INTERNATIONAL and their respective counsel.

         (f) No Material Adverse Change. There shall not have occurred after the date hereof, in the reasonable judgment of BPUS, a material adverse change with respect to (i) the senior management of TRI or any TRI Subsidiary; (ii) the control of TRI and the TRI Subsidiaries; (iii) the assets, properties or liabilities of TRI or any TRI Subsidiary or (iv) the business operations of TRI or any TRI Subsidiary. For purposes herein, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of TRI and the TRI Subsidiaries, whether through the ownership of voting securities or by contract or otherwise.

         (g) Employment Agreements. INTERNATIONAL and each of ARNOTT and MARLIN shall have executed and delivered their respective Employment Agreements in accordance with Section 1.13 hereof.

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         (i) Board Approval. This Agreement and the transactions contemplated hereunder shall have been duly and properly authorized and approved by the board of directors for each of BPUS and INTERNATIONAL in accordance with their By-Laws.

     5.3. Conditions to obligations of TRI. The obligations of TRI, SAFKONG, MARRIOTT, ARNOTT and MARLIN to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of BPUS and INTERNATIONAL contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto shall have been true when made, and, in addition, shall be true, in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) Performance of Agreements. BPUS and INTERNATIONAL shall have performed, in all material respects, all obligations and agreements, and complied, in all material respects, with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered

                                  EXHIBIT "A"
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by them pursuant hereto and required to be performed or complied with by them at or prior to the Closing Date.

         (c) Opinion of Counsel for BPUS and INTERNATIONAL. TRI shall have received an opinion of Tenzer Greenblatt LLP, counsel for BPUS [and INTERNATIONAL], dated the Closing Date, in substantially the form of Exhibit 5.3(c) attached hereto and made a part hereof.

         (d) Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by BPUS and INTERNATIONAL pursuant hereto, shall be satisfactory in all material respects to TRI and their respective counsel.

         (e) Employment Agreement. The Employment Agreements shall have been executed and delivered by INTERNATIONAL, MARLIN and ARNOTT.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     Excent as otherwise specifically provided in this Agreement, all representations, warranties, agreements, obligations, covenants and indemnities made in this Agreement or pursuant hereto shall survive the Closing.

7. CLOSING.

     7.1. The Closing. The Closing of the purchase and sale of the Acquired Assets (the "Closing") contemplated by this Agreement shal1 take place at the offices of _________________________

                                  EXHIBIT "A"
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

_________________________at 10:00 A.M., or at such other time and date as the parties shall mutually agree, ____ business days after each of TRI and BPUS gives notice to INTERNATIONAL that all the conditions set forth in Article 5 are satisfied or waived, whichever shall last occur (the "Closing Date").

     7.2. Deliveries at the Closing.

         (a) At the Closing, TRI shall deliver to INTERNATIONAL the following:

                  (i) possession and control of the Acquired Assets.

                  (ii) a General Assignment and Bill of Sale, in the form of
Exhibit 7.2(a) attached hereto.

                  (iii) an Assignment and Assumption of Contracts, in the form of Exhibit 7.2(b) attached hereto.

                  (iv) a copy of its corporate resolutions authorizing entry into this agreement and such other steps as contemplated by this Agreement.

         (b) At the Closing, BPUS shall deliver to the parties a copy of its corporate resolutions authorizing entry into this agreement and such other steps as contemplated by this Agreement.

         (c) At the Closing, INTERNATIONAL shall deliver to TRI stock certificate(s), evidencing International Stock issued to TRI, as more particularly set forth in Article 2 hereof, registered in the name of TRI, and duly executed on behalf of INTERNATIONAL.

                                  EXHIBIT "A"
                              Page 52 of 76 Pages

     7.3 Other Documents. In addition to the documents required to be delivered pursuant to Articles 3, 5 and 7, the parties shall execute and deliver such other documents as may be required by this Agreement and as either of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

8. PUBLIC OFFERING/CONVERSION AND CALL RIGHTS

     8.1. Public Offering. It is the intentions of each of BPUS and TRI that INTERNATIONAL effects a public offering of stock of INTERNATIONAL pursuant to the Securities Act of 1933, as amended (the "Public Offering") on or before the third anniversary of the Closing Date (the "Outside Offering Date") and each of BPUS and TRI agrees to use its reasonable best efforts to cause the Public Offering to occur on or before the Outside Offering Date.

     8.2. Conversion Option.

         (a) If INTERNATIONAL has not obtained a firm commitment from an underwriter reasonably satisfactory to INTERNATIONAL on or before the Outside Offering Date, TRI may, upon written notice to INTERNATIONAL and BPUS within ten (10) business days of the Outside Offering Date, exchange all, but not less than all, of its International Shares for the number of shares of the common capital stock of BPUS (the "Conversion Option"), equal to one-half of the product of (x) the fraction, the numerator of which is the product of
(a) the net income of INTERNATIONAL for the year ended December 31, 1998 as reflected

                                  EXHIBIT "A"
                              Page 53 of 76 Pages
on INTERNATIONAL's audited balance sheet for such period multiplied by (b) BPUS' average price/earnings ratio for the ten (10) trading days preceding the Outside Offering Date and the denominator of which (c) is the average closing price of the BPUS Common Stock for the ten (10) trading days preceding the Outside Offering Date (the "Calculation Price"), multiplied by (y) the percentage ownership in INTERNATIONAL represented by the International Shares which are the subject of the Conversion Option; provided, however, the maximum number of shares of BPUS Common Stock required to be issued upon exercise of the Conversion Option shall not exceed 5% of the then issued and outstanding Common Stock of BPUS. The closing of the sale of shares to TRI under the Conversion Option shall take place at 10:00 am at the principal place of business of BPUS ____ days following notice of the Conversion Option and shall be effected in the manner, and upon the terms and conditions, provided in Section 9.3 hereof (substituting therein TRI for the "Offeror" and the International Stock which is the subject of the Conversion Option, for the "Target Shares").

         (b) In the event that TRI exercises its Conversion Option, TRI or its permitted assigns (the "Holders") shall be entitled to "Piggyback Registration" rights with respect to the Conversion Stock as provided in the Registration Rights Agreement annexed hereto as Exhibit 8.2(b).

    8.3. Put Option.

         (a) Upon the (i) death of ARNOTT or MARLIN or (ii) the termination of employment of ARNOTT or MARLIN by

                                  EXHIBIT "A"
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


INTERNATIONAL pursuant to the Employment Agreement (each a "Put Event"), TRI may, upon written notice to INTERNATIONAL and BPUS within ten (10) business days of the Put Event, exchange half, but not less than half, of its International Stock for the number of shares of common stock of BPUS (the "Put Option") equal to one half of the product of (x) the fraction, the numerator of which is the product of (a) the net income of INTERNATIONAL for the year ending immediately prior to the Put Event as reflected on INTERNATIONAL's audited balance sheet for such period multiplied by (b) BPUS' average price/earnings ratio for the ten (10) trading days preceding the Put Event and the denominator of which (c) is the average closing price of BPUS Common Stock for the ten trading days preceding the Put Event (the "Put Calculation Price"), multiplied by (y) the percentage ownership in INTERNATIONAL represented by the International Shares which are the subject of the Put Option; provided however the maximum number of shares of BPUS Common Stock required to be issued upon exercise of the Put Option shall not exceed 2 1/2% of the then issued and outstanding Common Stock of BPUS. The closing of the exchanae of shares under the Put Option shall take place at 10:00 am at the principal place of business of BPUS, thirty (30) days following notice of the Put Option and shall be effected in the manner, and upon the terms and conditions, provided in Section
9.3 hereof (substituting therein TRI for the "Offeror" and the International Stock which is the subject of the Put Option, for the "Target Shares").

                                  EXHIBIT "A"
                              Page 55 of 76 Pages

    8.4. Call Option.

         (a) At any time prior to the Public Offering, BPUS may require TRI to sell to BPUS (the "Call Option") all, but not less than all of the International Stock owned by TRI and its Permitted Assigns (as defined in Section 9.1 hereof) in the event that INTERNATIONAL does not maintain a minimum return on the investment (the "Target ROI"), based on the average outstanding amount of the Facilities plus any other advances or contributions made by BPUS to INTERNATIONAL during such period (the "Investment") as determined in the manner set forth below, during the three month and six month periods immediately following notice from BPUS to TRI of INTERNATIONAL failure to meet the Target ROI for a specified period (a "Call Event"). The Target ROI shall be calculated, commencing after December 31, 1996, on a quarterly or semi-annual basis, as the case may be, and shall be equal to:

                  (i) if BPUS' Investment is in the form of the Facilities, the Target ROI shall be ten percent (10%), which percentage shall be determined each quarter by dividing INTERNATIONAL's net income for such quarter by the average balance of the BPUS Investment for such quarter and multiplying the result by 100; or

                        (1) if BPUS' Investment in INTERNATIONAL is $250,000 or less, the Target ROI shall be five percent (5%), which percentage shall be determined each quarter by multiplying by 100 the quotient obtained by dividing INTERNATIONAL's net income for such quarter by the sum of (x) the equity holdings of

                                  EXHIBIT "A"
                              Page 56 of 76 Pages

BPUS in INTERNATIONAL and (y) the average long-term funded debt of INTERNATIONAL during such quarter;

         (b) Upon the occurrence of a Call Event, BPUS may require TRI and its Permitted Transferees, upon written notice to INTERNATIONAL and TRI within ten
(10) business days of the Call Event, to exchange all, but not less than all, of its International Stock for the number of shares of common stock of BPUS equal to one half of the product of (x) the fraction, the numerator of which is the product of (a) the net income of INTERNATIONAL for the year ending immediately prior to the Call Event as reflected on INTERNATIONAL's audited balance sheet for such period multiplied by (b) BPUS' average price/earnings ratio for the ten (10) trading days preceding the Call Event and the denominator of which (c) is the average closing price of BPUS Common Stock for the ten trading days preceding the Call Event (the "Call Calculation Price"), multiplied by (y) the percentage ownership in INTERNATIONAL represented by the International Shares which are the subject of the Call Option; provided however the maximum number of shares of BPUS Common Stock required to be issued upon exercise of the Call Option shall not exceed 5% of the then issued and outstanding Common Stock of BPUS. The closing of the exchange of shares under the Call Option shall take place at 10:00 am at the principal place of business of BPUS, thirty (30) days following notice of the Call Option and shall be effected in the manner, and upon the terms and conditions, provided in Section 9.3 hereof (substituting therein TRI and its Permitted Transferees for the "Offeror" and the

                                  EXHIBIT "A"
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

International Stock which is the subject of the Call Option for the "Target Shares").

9. RESTRICTIONS ON TRANSFERS OF INTERNATIONAL STOCK.

         9.1. General Prohibition. Except for Transfers of International Stock to Family Members or Family Trust (each as defined in 9.6 hereof), provided that any such transferee agrees in writing to be bound by all of the terms and provisions of this Agreement ("Permitted Transferees"), no International Stockholder shall sell, assign, transfer, pledge, encumber, bequeath or otherwise voluntarily or involuntarily dispose, whether pursuant to the operation of law, court order, levy, attachment or otherwise ("Transfer") any of its International Stock unless it shall have obtained the prior written consent of all of the other International Stockholders or it shall have complied in full with the requirements of this Article 9. Any Transfer of International Stock in violation of the terms of this Agreement shall be null and void and of no effect, and INTERNATIONAL shall not recognize any such transferee as an owner of International Stock. Furthermore, in the event of any Transfer of International Stock by a International Stockholder in violation of the terms of this Agreement, said attempted Transfer shall be deemed to be an Offer Notice (as defined in Section 9.6 hereof) by such International Stockholder to sell its International Stock pursuant to Section 9.2 hereof, which Offer Notice shall be deemed to be given on the date that any of the "Remaining

                                  EXHIBIT "A"
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


International Stockholders" (as defined herein) first acquire actual knowledge of the attempted Transfer.

         9.2. Right of First Refusal. If a International Stockholder receives an Offer (as defined in Section 9.6 hereof) and intends to accept such Offer, then such International Stockholder (the "Offeror") shall give to the Remaining International Stockholder(s) and INTERNATIONAL notice of its intention to accept the Offer, whereupon:

                  (a) The Remaining International Stockholder(s) shall, for a period of sixty (60) days following the giving of the Offer Notice (the "Offer Period"), have the right to purchase (the "Right of First Refusal") all but not less than all of the International Stock held by the Offeror (the "Target Shares") for the price and on the terms specified in the Offer or 80% of the product of (x) the fraction, the numerator of which is (a) the product of the net income of INTERNATIONAL for the immediately preceding year ended (from the date of the Offering Notice) as reflected on INTERNATIONAL's audited balance sheet for such period multiplied by (b) BPUS' average price/earnings ratio for the ten (10) trading days preceding the date of the Offer Notice and the denominator of which (c) is the average closing price of the BPUS Common Stock for the ten (10) trading days preceding the date of the Offer Notice, multiplied by (y) the percentage ownership in INTERNATIONAL represented by the International Shares which are the subject of the Offer, whichever amount is lesser; provided, however, if more than one Remaining International Stockholder shall exercise its Right of First

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


Refusal to purchase the Target Shares, then such Remaining International Stockholder shall be entitled to purchase that number of shares of International Stock equal to its Proportionate Share" (as defined in Section 9.6 hereof) immediately prior to any purchase under this Section 9.2, and the aggregate purchase price of the Target Shares which shall be allocated among each such Remaining International Stockholder in the proportion equal to its Remaining Proportionate Share at such time and the payment at the closing, and any installments on any balance and any interest due on such installments, shall be paid in such proportions.

         (b) In the event that the Remaining International Stockholder(s) does not timely exercise its Right of First Refusal, then INTERNATIONAL shall have the Right of Last Refusal to purchase all but not less than all of the Target Shares. INTERNATIONAL may exercise the Right of Last Refusal by giving Notice of its acceptance within ten (10) days after the expiration of the Remaining International Stockholders' Right of First Refusal. Within ten (10) days after the Remaining International Stockholders Right of First Refusal has expired, a special meeting of the International Stockholders shall be called for the purpose of determining whether INTERNATIONAL shall exercise its option to purchase or retire all of the Target Shares. The exercise or non-exercise of this option by INTERNATIONAL, shall be determined by vote of the Remaining International Stockholders, and if the Remaining International Stockholders approve, by a majority of the Remaining

                                  EXHIBIT "A"
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

International Stockiholders, the purchase or redemption of the Offer
Stock, the Offeror is then directed to so vote at the special meeting of International Stockholders and INTERNATIONAL shall be authorized to give its Notice of acceptance.

         9.3. The Closing. The closing of the transaction of purchase and sale pursuant to Article 8 hereof or a Right of First or Last Refusal, as the case may be, under Section 9.2 hereof shall take place at 10:00 a.m. at the principal place of business of INTERNATIONAL on the date which is thirty (30) days after the last day of the Offer Period. Such purchase shall be effected in the following manner, and upon the following terms and conditions:

         (a) At the closing, the purchaser shall pay to the Offeror, if a cash payment is due, by cash or certified check, an amount equal to at least twenty-five percent (25%) of the purchase price in cash or certified check; and the balance of such amount by execution and delivery to the Offeror one or more non-negotiable promissory notes for the amount of such balance, bearing interest
at the fluctuating prime rate at the Borrowing Rate, payable in    equal monthly
installments, inclusive of principal and accrued interest, the first such installment to be due and payable thirty (30) days from and after the date of Closing and each subsequent installment to be due and payable monthly thereafter, such note(s) to provide that in the event of the sale of all or substantially all of the assets of INTERNATIONAL or the sale of a majority of the outstanding International Stock (other than the Target Shares of the Offeror

                                  EXHIBIT "A"
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


or any sale to a Remaining International Stockholder) by the then
Remaining International Stockholder(s) or the dissolution and liquidation of INTERNATIONAL, the unpaid balance thereof shall become due and payable forthwith. Any note(s) delivered at Closing shall also provide that it may be prepaid in whole or in part at any time, and from time to time, without penalty or premium but with interest to the date of prepayment.

         (b) At the closing of a sale of Target Shares made pursuant to Article 8 hereof or Section 9.2 hereof, the Offeror shall deliver: (i) Stock assignment of the Target Shares, free and clear of all liens, security interests, restrictions and encumbrances whatsoever other than those restrictions contained herein or in any other agreement in effect on the date of said closing by which all of the International Stockholders and INTERNATIONAL are bound and (ii) all additional documents which counsel for the purchaser or purchasers shall reasonably deem necessary or advisable in order to accomplish a complete transfer of shares of the Target Shares to the purchaser or purchasers thereof.

         (c) At the closing, all loans or other indebtedness due from the Offeror to the Remaining International Stockholder(s) and/or INTERNATIONAL shall be due and payable, irrespective of any other due date contained in the documents executed in connection with such loan or indebtedness. If INTERNATIONAL is the purchaser, it shall have the right to apply the first payments of the purchase price to discharge any such indebtedness of the Offeror to INTERNATIONAL and to offset

                                  EXHIBIT "A"
                              Page 62 of 76 Pages
against the first payment or payments of the purchase price due to the Offeror the amount of all loans or other indebtedness due from the Offeror.

         (d) At the closing, as a condition precedent to the obligations hereunder of the Offeror, INTERNATIONAL shall pay to the Offeror any loans or other indebtedness owed by it to the Offeror, regardless of the due date thereof.

    9.4. Authorized Transfer. If neither INTERNATIONAL nor any of the Remaining International Stockholders, as the case may be, has given Notice to the Offeror of their acceptance of the Target Shares within the time periods provided herein, then:

         (a) The Remaining International Stockholder(s) and INTERNATIONAL shall be deemed to have rejected the Offer and shall no longer have the right to purchase the Target Shares; and

         (b) The Offeror may Transfer the Target Shares on the identical terms and conditions, including price, specified in the Offer to the individual or individuals making the Offer for a period of ninety (90) days, beginning on the last day of the Offer Period; provided, however, that such individual or individuals making the Offer shall agree in writing to be bound by all of the terms of this Agreement and any subsequent sale of stock by such individual or individuals shall be again subject in all respects to the provisions of this
Article 9; and

         (c) If, at the conclusion of such ninety (90) day period, the sale identified in the Offer has not been consummated, all restrictions imposed by this Agreement on the

                                    EXHIBIT "A"
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

Transfer of International Stock, shall be fully effective and applicable with respect to such Target Shares.

         9.5. Legend. All certificates representing International Stock subject to this Agreement shall bear the following legend:

                "The Shares represented by this certificate are subject to and restricted by the terms and provisions of a certain Shareholder and Asset Purchase Agreement dated as of _____________ ___ 1996, a copy of which agreement is on file at the office of the Brightpoint International Ltd.

         9.6. For purposes of this Articles 9, the following terms shall have the respective meanings set forth below:

                  (a) "Family Member" shall mean the spouse, direct lineal descendants and ancestors of ARNOTT or MARLIN, provided such person agrees in writing to be bound by this Agreement.

                  (b) "Family Trust" shall mean any trust or custodianship created solely for the benefit of one or more of the respective Family Members, provided such Family Member agrees in writing to be bound by this Agreement.

                  (c) "Offer" shall mean a bona fide offer received by an International Stockholder to purchase all of the Target Shares. An Offer shall not be bona fide unless, at a minimum, the following conditions are met: (A) the total purchase price for such Target Shares is in cash, payable either at closing or on an installment basis; (B) it is accompanied by bank or certified check for the deposit payable to the Offeror, or an escrow agent for the benefit of the Offeror, in an amount equal to not less than __ percent (__%) of the offered purchase

                                    EXHIBIT "A"
                              Page 64 of 76 Pages
price; and (C) it is in writing, made and signed by an individual or individuals, who represent therein that they are financially capable of carrying out the terms of such offer;

         (d) "Offer Notice" shall mean the notice given by the Offeror to the Remaining International Stockholder(s) and INTERNATIONAL of the Offeror's intention to accept the Offer. Such Notice shall include a copy of the Offer, a photocopy of the deposit check and a statement of the Offeror of its intention to accept the same;

         (e) "Remaining Proportionate Shares" as applied to a Remaining International Stockholder shall mean a fraction determined as of the date to which the calculation refers, the numerator of which is the total number of shares of International Stock held by such Remaining International Stockholder and the denominator of which is the total number of shares of International Stock held by all of the Remaining International Stockholders; and

         (f) "Remaining International Stockholders" shall mean all other International Stockholders other than the Offeror.

                                    EXHIBIT "A"
                              Page 65 of 76 Pages

10. NON-COMPETITION COVENANT.

    10.1. Non-competition and Noninterference.

         (a) For the Restricted Period (as defined herein), each of TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN hereby, jointly and severally, covenants and agrees with BPUS for the benefit of each of INTERNATIONAL and BPUS, its successors and assigns, that neither they nor any of their respective subsidiaries and controlled affiliates (collectively referred to herein as the "Restricted Parties") shall, directly or indirectly, whether alone or together with or on behalf of or through any other Person (as defined herein), whether as sole proprietor, partner, investor, stockholder, or any type of principal, or as agent, officer, director, employee, technical advisor (except as employee of or consultant to each of INTERNATIONAL or any subsidiary or affiliate of INTERNATIONAL, lender, trustee, beneficiary, or otherwise, engage or be engaged in any phase of the Restricted Business (as defined herein) anywhere in the Restricted Area (as defined herein).

         (b) For purposes hereof, the term "engage or be interested, directly or indirectly" shall include, without limitation, giving advice or technical or financial assistance, with respect to the Restricted Business, by loan, guarantees, stock transactions or in any other manner to any Person doing or about to do such Restricted Business in the Restricted Area. Nothing to the contrary contained in this Section 10 shall preclude TRI from engaging in passive investment activity in accordance with Section 4.5 hereof.

                                    EXHIBIT "A"
                              Page 66 of 76 Pages

         (c) In the event that the foregoing covenant not to compete is considered by a court of competent jurisdiction to be excessive in its duration or in the Restricted Area or Restricted Business to which it applies, it shall be considered modified and valid for such duration and for such business and area as said court may determine reasonable under the circumstances.

         (d) Each of TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN hereby, jointly and severally, also covenants and agrees that, during the Restricted Period, neither they nor any other Restricted Party shall request, induce or advise any customer, supplier, employee, independent contractor, sales representative, joint venture partner or any other Person having business dealings with INTERNATIONAL (or its successors or assigns) to the extent such business dealings are in connection with the Restricted Business, including, without limitation, the TRI Subsidiaries, to withdraw, amend, curtail or cancel such business dealings.

         (e) For purposes hereof, the following terms shall have the respective meanings set forth below for all purposes of this Agreement:

                  (A) "Person" shall mean any individual, firm, partnership, association, limited liability company, trust, venture, corporation or other business organization, entity or enterprise except INTERNATIONAL;

                  (B) "Restricted Area" shall mean ___________________;

                                    EXHIBIT "A"
                              Page 67 of 76 Pages

         (C) "Restricted Business" shall mean the purchase of Products and related component parts for the sale, marketing and/or distribution to any Person in the Restricted Area; and

         (D) "Restricted Period" shall mean the period commencing on the Closing Date and ending one (1) year from the date thereof, provided that, if any of the Restricted Parties violates the covenant not to compete set forth in this
Article 10, the foregoing time period shall be extended for an added period equal to the duration of the period of such violation for the Restricted Party who violated the covenant not to compete.

     10.2. Consideration. Each of TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN, jointly and severally, acknowledge that, without their agreement to be bound and to bind the other Restricted Parties, by the covenants of this Article 10, each of INTERNATIONAL and TRI would not have agreed to enter into this Agreement and consummate the transactions contemplated hereby.

     10.3. Enforcement. Each of TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN, jointly and severally, acknowledges and confirms that any activity of any of the Restricted Parties in the Restricted Area, if prohibited by this Article 10 as well as any breach by the Restricted Parties of any of the covenants of this
Article 10, would result in irreparable injury to each of INTERNATIONAL and BPUS and their subsidiaries and affiliates for which money damages could not adequately compensate. In the event that any proceeding is brought by any of them seeking equitable relief, each of TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN, jointly and severally, agrees that the breaching party's ability to answer in

                                    EXHIBIT "A"
                              Page 68 of 76 Pages
damages shall not be a bar to, or be interposed as a defense against, the granting of any injunctive or other equitable relief against any of the Restricted Parties.

         10.4. Litigation Expense. If any party hereto is made or shall become a party to any litigation (including arbitration) commenced by or against the other party involving the enforcement of any of the rights or remedies of such party under this Article 10, or arising on account of a default of the other party in its performance of any of the other party's obligations under this Article 10, then the prevailing party in such litigation shall receive from the other party all costs incurred by the prevailing party in such litigation, plus reasonable attorney's fees to be fixed by the court or arbitrator, with interest thereon from the date of judgment at the maximum rate permitted by law; provided, however, that in the event that the prevailing party prevails with respect to less than all of the claims made by it in such litigation, the parties shall each be entitled to recover from the other a portion of its costs proportionate to the extent to which it prevailed in such litigation.

11. INDEMNIFICATION.

         11.1. Agreement to Indemnify by TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN. Each of TRI, SAFKONG, ARNOTT, MARRIOTT and MARLIN agrees, jointly and severally, to indemnify, defend and save each of INTERNATIONAL and BPUS, and their successors and assigns, harmless from, against, for and in respect of:


                                    EXHIBIT "A"
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
         (a) any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, and expenses suffered, sustained, incurred or required to be paid by INTERNATIONAL, its successors or assigns, as a result of the untruth or inaccuracy of any representation or warranty, or the breach of any representation, covenant or agreement of TRI, SAFKONG, ARNOTT, MARRIOTT or MARLIN contained in or made pursuant to this Agreement; and

         (b) all costs and expenses (including, without limitation, reasonable attorneys' fees, interest and penalties) incurred by each of INTERNATIONAL and BPUS, its successors or assigns, in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against by TRI, SAFKONG, ARNOTT, MARRIOTT or MARLIN under this Acreement.

     11.2. Agreement to Indemnify by INTERNATIONAL. INTERNATIONAL agrees to indemnify, defend and save each of TRI, SAFKONG, ARNOTT, MARRIOTT, MARLIN and their successors and assigns, harmless from, against, for and in respect of:

         (a) any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, and expenses suffered, sustained, incurred or required to be paid by TRI, SAFKONG, ARNOTT, MARRIOTT, MARLIN and their successors or assigns, as a result of the untruth or inaccuracy of any representation or warranty of INTERNATIONAL contained in this Agreement, or the breach of any representation, covenant or

                                    EXHIBIT "A"
                              Page 70 of 76 Pages
agreement of INTERNATIONAL contained in or made pursuant to this Agreement;
and

         (b) all costs and expenses (including, without limitation, reasonable attorneys, fees, interest and penalties) incurred by TRI, SAFKONG, ARNOTT, MARRIOTT, MARLIN and its successors or assigns, in connection with any action, suit, proceeding, demand, or judgment incident to any of the matters indemnified against by INTERNATIONAL under this Agreement.

     11.3. No Knowledge or Investigation. Except as disclosed in the exhibits to this Agreement, the indemnity provided under this Article 11 shall be effective irrespective of any investigation by, or knowledge of, each of INTERNATIONAL, TRI, SAFKONG, ARNOTT, MARRIOTT or MARLIN, as the case may be.

     11.4. Notice; Control of Defense; Settlement.

         (a) The indemnified party agrees to give prompt written notice to the indemnifying party of any claim or circumstances which might give rise to a claim by the indemnified party against the indemnifying party stating the nature and basis of said claims, and the amount thereof, to the extent known.

         (b) In the event any action, suit or proceeding is brought against the indemnified party, with respect to which the indemnifying party may have liability, the indemnified party shall permit the indemnifying party to assume the defense of any such action, suit or proceeding at the expense of the indemnifying party. The indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and the indemnified party shall be kept fully informed

                                    EXHIBIT "A"
                              Page 71 of 76 Pages
of such action, suit or proceeding at all stages thereof whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation.

         (c) The indemnifying party shall not make any settlement of any claims which does not include as an unconditional term thereof the giving by the claimant to the indemnified party a release of all liability in respect of such claims, without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

12. TERMINATION, AMENDMENT AND WAIVER

     12.1. Pre-Closing Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of each of INTERNATIONAL, BPUS, SAFKONG, ARNOTT, MARRIOTT, MARLIN and TRI;

         (b) [outside date re: consummation of deal]; and

         (c) by BPUS or TRI, if (i) any representation or warranty made herein for the benefit of BPUS or TRI, respectively, or (ii) any certificate, schedule or document furnished to BPUS or TRI, respectively, pursuant to this Agreement.

     12.2. Post-Closing Termination. This Agreement may be terminated at any time subsequent to the Closing Date:

         (a) by a super-majority vote of the Board pursuant to Section 1.6(b) hereof; and

                                    EXHIBIT "A"
                              Page 72 of 76 Pages

         (b) by BPUS or TRI, if the other party shall have defaulted in the performance of any material obligation under this Agreement and said default shall not have been cured within sixty (60) days of notice hereof.

     12.3. Effect of Termination.

         (a) In the event of termination of this Agreement on or before the Closing, as provided in Section 12.1, the parties each hereby covenant and agree that this Agreement shall (except for the provisions of Articles 6 and 11 as well as any and all provisions of this Agreement pertaining to confidentiality matters) forthwith become void, and there shall be no liability on the part of either BPUS or SAFKONG, ARNOTT, MARIOTT and MARLIN or their respective officers or directors, except such liability as may have theretofore accrued because of a prior default under or breach of this Agreement, for which the equitable and legal remedies to claim damages for such default or breach are reserved to the aggrieved party.

13. MISCELLANEOUS

     13.l. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     13.2. Extension: Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations

                                    EXHIBIT "A"
                              Page 73 of 76 Pages
and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreements on the part of a party hereto to any such extensions or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     13.3. Notices. All notices, demands, requests and other communications (each a "Notice") required or permitted to be given to or made upon the parties hereunder shall be in writing and delivered personally, by facsimile (receipt confirmed) or sent by commercial overnight carrier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                             MARRIOTT INVESTMENT & TRADE INC.

                                   ___________________________________

                                   ___________________________________

                                   ___________________________________

                            SAFKONG HOLDINGS LIMITED

                                   ___________________________________

                                   ___________________________________

                                   ___________________________________


                            BRIGHTPOINT INTERNATIONAL, LTD.

                                   ___________________________________

                                   ___________________________________

                                   ___________________________________


                            TECHNOLOGY RESOURCES INTERNATIONAL LIMITED

                                   ___________________________________

                                   ___________________________________

                                   ___________________________________

                            BRIGHTPOINT, INC.
                                  6402 Corporate Drive
                                  Indianapolis, Indiana
                                  Attention: J. Mark Howell

                                   EXHIBIT "A"
                               Page 74 of 76 Pages

Each such Notice shall be deemed given (a) if delivered personally or sent by commercial overnight carrier, when received and (b) if by facsimile, the next business day after confirmed receipt.

     13.4. Expenses. Except as otherwise expressly provided herein, each of the parties shall bear and pay all its own costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     13.5. Cooperation. The parties, hereto each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to expeditiously consummate or implement the transactions contemplated by this Agreement.

     13.6. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal courts of the United States located in the States of Indiana or Delaware (the "Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) waives any objection to the laying of venue of any such litigation in the Courts and agrees not to plead or claim that

                                   EXHIBIT "A"
                              Page 75 of 76 Pages
such litigation brought in the Courts has been brought in an inconvenient forum.

     13.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION, OR SIMILAR PROCEEDING BROUGHT RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.8. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; nothing in this Agreement is intended to confer, expressly or by implication, upon any third person any rights or remedies under or by reason of this Agreement.

     13.9. Complete Agreement. This Agreement, the exhibits hereto, and the schedules and documents delivered pursuant hereto or referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and, except as provided herein, supersede all previous negotiations, commitments and writings.

     13.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   EXHIBIT "A"
                              Page 76 of 76 Pages

                                 PROMISSORY NOTE
                                (Revolving Loan)

                                                   Indianapolis, Indiana
$31,125,000.00                                     Dated as of June 7, 1996
                                                   Final Maturity:  May 28, 1999


        On or before May 28, 1999 ("Final Maturity"), BRIGHTPOINT, INC., a Delaware corporation formerly known as Wholesale Cellular USA, Inc., (the "Maker") promises to pay to the order of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Payee Bank") at the principal office of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Agent") at Bank One Center/Tower, 111 Monument Circle, Indianapolis, Indiana 46277, the principal sum of Thirty-One Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($31,125,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Payee Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

        This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under a Credit Agreement dated June 13, 1995, as amended (collectively, the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Payee Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

        The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

        Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

        The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity. Reference is made to the Credit Agreement for provisions requiring prepayment of principal under certain circumstances. Principal may be prepaid, but only as provided in the Credit Agreement.

        If any installment of interest due under the terms of this Note is not paid when due, then the Required Banks may, subject to the terms of the Credit Agreement, without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

                                  Exhibit "B-1"
                                Page 1 of 2 pages

        All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

        The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

        All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

        This Note is given to replace that certain Promissory Note of the Maker in favor of the Payee Bank, dated January 19, 1996, in the principal amount of $26,650,000.00 and bearing a final maturity date of May 29, 1998, and to represent an increase of the indebtedness evidenced thereby.

        This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                   BRIGHTPOINT, INC.


                                   By: /s/ J. Mark Howell
                                      -------------------------------------
                                      J. Mark Howell, Executive Vice
                                      President and Chief Financial Officer





                                  Exhibit "B-1"
                                Page 2 of 2 pages

                                 PROMISSORY NOTE
                                (Revolving Loan)

                                                   Indianapolis, Indiana
$19,500,000.00                                     Dated as of June 7, 1996
                                                   Final Maturity:  May 28, 1999


        On or before May 28, 1999 ("Final Maturity"), BRIGHTPOINT, INC., a Delaware corporation formerly known as Wholesale Cellular USA, Inc., (the "Maker") promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Payee Bank") at the principal office of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Agent") at Bank One Center/Tower, 111 Monument Circle, Indianapolis, Indiana 46277, the principal sum of Nineteen Million Five Hundred Thousand and 00/100 Dollars ($19,500,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Payee Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

        This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under a Credit Agreement dated June 13, 1995, as amended (collectively, the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Payee Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

        The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

        Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

        The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity. Reference is made to the Credit Agreement for provisions requiring prepayment of principal under certain circumstances. Principal may be prepaid, but only as provided in the Credit Agreement.

        If any installment of interest due under the terms of this Note is not paid when due, then the Required Banks may, subject to the terms of the Credit Agreement, without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

                                  Exhibit "B-2"
                                Page 1 of 2 pages

        All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

        The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

        All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

        This Note is given to replace that certain Promissory Note of the Maker in favor of the Payee Bank, dated January 19, 1996, in the principal amount of $13,350,000.00 and bearing a final maturity date of May 29, 1998, and to represent an increase of the indebtedness evidenced thereby.

        This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                     BRIGHTPOINT, INC.


                                     By: /s/ J. Mark Howell
                                        ------------------------------------
                                        J. Mark Howell, Executive Vice
                                        President and Chief Financial Officer





                                  Exhibit "B-2"
                                Page 2 of 2 pages

                                 PROMISSORY NOTE
                                (Revolving Loan)

                                                 Indianapolis, Indiana
$14,250,000.00                                   Dated as of June 7, 1996
                                                 Final Maturity:  May 28, 1999


        On or before May 28, 1999 ("Final Maturity"), BRIGHTPOINT, INC., a Delaware corporation formerly known as Wholesale Cellular USA, Inc., (the "Maker") promises to pay to the order of SUNTRUST BANK, CENTRAL FLORIDA, N.A. (the "Payee Bank") at the principal office of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Agent") at Bank One Center/Tower, 111 Monument Circle, Indianapolis, Indiana 46277, the principal sum of Fourteen Million Two Hundred Fifty Thousand and 00/100 Dollars ($14,250,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Payee Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

        This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under a Credit Agreement dated June 13, 1995, as amended (collectively, the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Payee Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

        The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

        Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

        The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity. Reference is made to the Credit Agreement for provisions requiring prepayment of principal under certain circumstances. Principal may be prepaid, but only as provided in the Credit Agreement.

        If any installment of interest due under the terms of this Note is not paid when due, then the Required Banks may, subject to the terms of the Credit Agreement, without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

                                  Exhibit "B-3"
                                Page 1 of 2 pages

        All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

        The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

        All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

        This Note is given to replace that certain Promissory Note of the Maker in favor of the Payee Bank, dated January 19, 1996, in the principal amount of $10,000,000.00, and bearing a final maturity date of May 29, 1998, and to represent an increase of the indebtedness evidenced thereby.

        This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                             BRIGHTPOINT, INC.


                             By: /s/ J. Mark Howell
                                ---------------------------------------
                                J. Mark Howell, Executive Vice
                                President and Chief Financial Officer





                                  Exhibit "B-3"
                                Page 2 of 2 pages

                                 PROMISSORY NOTE
                                (Revolving Loan)

                                                 Indianapolis, Indiana
$10,125,000.00                                   Dated as of June 7, 1996
                                                 Final Maturity:  May 28, 1999


        On or before May 28, 1999 ("Final Maturity"), BRIGHTPOINT, INC., a Delaware corporation formerly known as Wholesale Cellular USA, Inc., (the "Maker") promises to pay to the order of CORESTATES BANK, N.A. (the "Payee Bank") at the principal office of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Agent") at Bank One Center/Tower, 111 Monument Circle, Indianapolis, Indiana 46277, the principal sum of Ten Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($10,125,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Payee Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

        This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under a Credit Agreement dated June 13, 1995, as amended (collectively, the "Credit Agreement"). All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Payee Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

        The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

        Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

        The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity. Reference is made to the Credit Agreement for provisions requiring prepayment of principal under certain circumstances. Principal may be prepaid, but only as provided in the Credit Agreement.

        If any installment of interest due under the terms of this Note is not paid when due, then the Required Banks may, subject to the terms of the Credit Agreement, without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

                                  Exhibit "B-4"
                                Page 1 of 2 pages

        All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

        The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

        All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

        This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                     BRIGHTPOINT, INC.


                                     By: /s/ J. Mark Howell
                                        -------------------------------------
                                        J. Mark Howell, Executive Vice
                                        President and Chief Financial Officer





                                  Exhibit "B-4"
                                Page 2 of 2 pages

                                PLEDGE AGREEMENT

        BRIGHTPOINT, INC., a Delaware corporation (the "Pledgor"), grants to BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, as Agent (the "Agent") for the banks (the "Banks") which are parties to the Credit Agreement (as defined hereafter) a pledge of and a security interest in those securities (the "Pledged Securities") described in the "Schedule" attached hereto or which may be described in any supplemental Schedule which may hereafter be delivered by the Pledgor to the Agent, which supplemental Schedule contains a reference to this Pledge Agreement (each a "Supplemental Schedule"). The Schedule and any Supplemental Schedule shall constitute a part of this Agreement.

        1. Obligations Secured -- Certain Definitions. This Pledge Agreement has been executed by the Pledgor and delivered to the Agent pursuant to the requirements of a Credit Agreement between the Pledgor, the Agent and the Banks dated as of June 13, 1995, as amended by First Amendment to Credit Agreement dated as of September 15, 1995, and Second Amendment to Credit Agreement dated as of January 19, 1996, and as further amended by Third Amendment to Credit Agreement dated the date of this Pledge Agreement (collectively, the Credit Agreement). The security interest of the Banks in the Pledged Securities will secure the prompt payment and performance of all of the Pledgor's "Obligations" (which term is used in this Pledge Agreement as defined in the Credit Agreement) to the Banks. The terms "Event of Default," "Unmatured Event of Default" and "Loan Documents" are used in this Pledge Agreement as defined in the Credit Agreement. The terms "Certificated Security," "Uncertificated Security," "Clearing Corporation," "Financial Intermediary," "Issuer" and "Instruction" are used in this Pledge Agreement as defined in the Uniform Commercial Code as enacted in Indiana.

        2. Perfection of Pledge. If any Pledged Security is an Uncertificated Security, this Pledge Agreement in and of itself will constitute an Instruction to the Issuer of the Security to register the security interest of the Agent and the Pledgor will execute and deliver any other Instruction to the Issuer to register the security interest of the Agent which the Agent may reasonably request. If any Pledged Security is in the custody of or is registered to a Clearing Corporation, Financial Intermediary or other third party, this Pledge Agreement in and of itself will constitute notice to any such third party of the security interest of the Agent. The Pledgor will execute and deliver to the Agent any "stock power," "bond power," or other instrument of assignment and any financing statement, Instruction or other instrument deemed necessary by the Agent to further evidence or perfect the Agent's security interest. The Agent may file any financing statement to perfect its security interest signed by the Agent or by the Pledgor alone. The Pledgor appoints and constitutes the Agent as its agent and any officer of the Agent as the Pledgor's attorney-in-fact for the purposes of: (i) executing instruments of assignment of any Pledged Security which is a Certificated Security, including "stock powers" and "bond powers";
(ii) issuing any Instruction or taking any other action necessary to cause the

                                   Exhibit "C"
                                Page 1 of 4 pages

Agent's security interest to be registered on the books of the Issuer of any Uncertificated Security and (iii) giving notice of the Agent's security interest to any Clearing Corporation, Financial Intermediary or other third party which is the registered owner of or is in possession of any Pledged Security. Such appointment and such power are irrevocable so long as any Obligations are secured by the pledge and security interest evidenced by this Pledge Agreement and so long as the Banks have any obligation to make any advance which would be so secured when made.

        3. Proceeds -- Special Distributions. The Agent's security interest will extend to the proceeds of any Pledged Securities and any Securities which may be acquired by the Pledgor by reason of any reinvestment of such proceeds. The Agent's security interest will also extend to any cash, securities or any other property which may be or become payable or distributable to the Pledgor on account of any Pledged Securities, including any cash, securities or other property payable or distributable on account of any cash dividend, stock redemption, stock split, stock dividend or any other dividend payable in property other than cash and any cash payable upon the maturity of any Pledged Security which is a debt security; provided, however, that so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Pledgor may retain free of the Agent's security interest any regular cash dividends and any interest payments made on account of any Pledged Securities. The Pledgor will deliver to the Agent any certificates which the Pledgor may receive representing any securities which are subject to the Agent's security interest together with appropriate "stock powers" or "bond powers" or other appropriate instruments of assignment.

        4. Warranty of Ownership. The Pledgor represents, warrants and covenants that the Pledgor is the owner of all of the initial Pledged Securities and will be the owner of any Pledged Securities hereafter delivered to the Agent or which may otherwise be subjected to the Agent's security interest under this Pledge Agreement, free of any other security interests or any interest whatever of any other party, and that the Pledgor has and will continue to have full power, right and authority to grant to the Agent a pledge of and a security interest in all Pledged Securities.

        5. Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all voting rights with respect to the Pledged Securities and to execute consents in respect thereof, and to consent to, ratify or waive notice of any or all meetings of the holders of Securities of a class of which any of the Pledged Securities are a part, with the same force and effect as if this Pledge Agreement had not been executed and delivered; provided, that the Pledgor shall not exercise voting and similar rights reserved to the Pledgor in a manner materially adverse to the interests of the Banks under any of the Loan Documents. If necessary and upon the receipt of the written request from the Pledgor, the Agent with the consent of the Banks shall from time to time execute and deliver appropriate proxies to enable the Pledgor to exercise the voting and similar rights reserved to the Pledgor.

        6. Remedies. Upon the occurrence of an Event of Default, the Banks or the Agent on behalf of the Banks shall have all the rights, remedies and options in respect to the Pledged Securities of a secured party under the

                                   Exhibit "C"
                                Page 2 of 4 pages

Uniform Commercial Code as enacted in Indiana, regardless of whether the Code in such form has been enacted in any jurisdiction in which the Agent asserts such remedies, and all other rights and remedies provided by law. In exercising any such remedies, the Agent may sell all or any portion of the Pledged Securities as a unit, even though the price obtained may be in excess of the amount remaining unpaid on the Obligations. The Agent is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment and not with a view to the distribution or resale of any of the Pledged Securities. The Agent or any holder of any Obligations may purchase the Pledged Securities or any part thereof at any sale or sales. Any requirements of the Uniform Commercial Code as to reasonable notice shall be met by giving notice to the Pledgor ten (l0) days prior to such sale or other event giving rise to the requirement for notice.

        7. Application of Proceeds. The proceeds of any sale of all or any part of the Pledged Securities, and any other cash at the time held by the Agent under this Pledge Agreement, may be applied by the Agent in the following order of application, unless a court of competent jurisdiction shall otherwise direct:

                a. to the payment of all costs and expenses of the Agent or the Banks incurred in connection with any such sale, including reasonable compensation to its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Agent in connection herewith;

                b. to payment of that portion of the Obligations constituting accrued and unpaid interest and fees;

                c. to payment of the principal of the Obligations in such order as the Bank may determine, and

                d. after any and all Obligations to the Agent and the Banks have been satisfied and the Banks no longer have any obligation to make any advance which would result in the creation of an Obligation, to the Pledgor or the Pledgor's successors or assigns.

        8. Pledge Absolute. This Pledge Agreement and the pledge and security interest provided for hereunder shall be absolute and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Agent or the Banks to realize upon or protect any other collateral for any of the Obligations.

        9. Miscellaneous. This Pledge Agreement shall be binding upon the Pledgor and upon the Pledgor's legal representatives, successors and assigns. If any provision of this Pledge Agreement is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Pledge Agreement and the remaining provisions shall be enforceable in accordance with their terms. This Pledge Agreement is made under and will be governed in all cases by the substantive laws of the State

                                   Exhibit "C"
                                Page 3 of 4 pages
of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

        Dated as of June 7, 1996.


                                    BRIGHTPOINT, INC.


                                    By: /s/ J. Mark Howell
                                        -------------------------------------
                                        J. Mark Howell, Executive Vice
                                        President and Chief Financial Officer



                                   Exhibit "C"
                                Page 4 of 4 pages

                                 S C H E D U L E

                       Attached to and forming a part of a
                                Pledge Agreement
                    Executed by Brightpoint, Inc. in favor of
                  Bank One, Indianapolis National Association,
                             as Agent for the Banks
                            dated as of June 7, 1996


                        DESCRIPTION OF SECURITIES PLEDGED











Dated as of June 7, 1996.


                                   BRIGHTPOINT, INC.


                                   By: /s/ J. Mark Howell
                                      ------------------------------------------
                                      J. Mark Howell, Executive
                                      Vice President and Chief Financial Officer



                                   Exhibit "C"

                               GUARANTY AGREEMENT


        This undertaking and agreement (this "Guaranty") is made by BRIGHTPOINT ACQUISITION, INC., a Delaware corporation (the "Guarantor"), in favor of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, as Agent (the "Agent") for the banks (the "Banks") which are parties to the Credit Agreement (as defined hereafter), in consideration of the loans described in this Guaranty made or to be made by the Banks to BRIGHTPOINT, INC., a Delaware corporation (the "Borrower"). This Guaranty is on the following terms:

        1. Background of this Guaranty -- Certain Definitions. The Agent, the Banks and the Borrower are parties to a Credit Agreement dated as of June 13, 1995, as amended by First Amendment to Credit Agreement dated as of September 15, 1995, and Second Amendment to Credit Agreement dated as of January 19, 1996, and as further amended by Third Amendment to Credit Agreement dated as of the date of this Guaranty (collectively, the "Credit Agreement") under the terms of which the Banks have agreed to extend a revolving line of credit (referred to in the Credit Agreement as the "Revolving Loan") to the Borrower subject to the fulfillment of certain conditions, one of which is the execution and delivery by the Guarantor of this Guaranty. This Guaranty is made by the Guarantor in consideration of the agreement of the Banks to increase the maximum amount available for advances under the Revolving Loan and to extend the Revolving Loan Maturity Date (as hereafter defined). In addition to the terms "Revolving Loan," the terms "Advances," "Commitment," "Guarantor Security Agreement," "Third Amendment," "Revolving Loan Maturity Date" and "Loan Document" are used in this Guaranty as defined in the Credit Agreement. The term "Obligations" as used in this Guaranty means all of the obligations of the Borrower in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the Borrower's obligation to repay the principal of, interest on and expenses of collection of the Loans as provided in the Credit Agreement and the other Loan Documents, including any Advances under the Revolving Loan made after this date and after the initial Revolving Loan Maturity Date pursuant to any extension or extensions of the Revolving Loan Maturity Date, and all other obligations incurred pursuant to the terms of the Credit Agreement and any other Loan Document including any obligations arising on account of any amendment to or extension of the Credit Agreement or any other Loan Document. The term "Default" means an "Event of Default" as defined in the Credit Agreement.

        2. The Guaranty. The Guarantor guarantees the full and prompt payment of all of the Obligations when due, whether at scheduled maturity or at maturity by virtue of acceleration on account of a Default. The Guarantor further agrees to pay to the Bank an amount equal to all expenses, including reasonable attorneys' fees, paid or incurred by the Bank after Default in endeavoring to enforce this Guaranty. Notwithstanding any other provision of this Guaranty, the Guarantor's liability hereunder shall be limited to the lesser of the following amounts minus, in either case, One Dollar ($1.00):

        a. the lowest amount which would render this Guaranty a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended, or

                                  Exhibit "D-1"
                                Page 1 of 8 pages

        b. if this Guaranty is subject to the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA") or any similar or analogous statute or rule of law, then the lowest amount which would render this Guaranty a fraudulent conveyance or a fraudulent transfer under the UFTA, the UFCA, or any such similar or analogous statute or rule of law.

The amount of the limitation imposed upon the Guarantor's liability under the terms of the preceding sentence shall be subject to redetermination as of each date a "transfer" is deemed to have been made on account of this Guaranty under applicable law. The Guarantor acknowledges that information concerning the Guarantor's financial condition is under the control of the Guarantor and is more readily available to the Guarantor than to the Bank, and for that reason the Guarantor agrees that should the Guarantor claim that the amount of its liability under this Guaranty is less than the full amount of the Obligations because of the provisions of this paragraph, then the burden of proving the facts which would result in such limitation shall be upon the Guarantor.

        3. Financial Information. As long as this Guaranty is in effect, and in the event that the Borrower fails to furnish such information as required under the provisions of the Credit Agreement, the Guarantor shall furnish to the Bank the following:

        a. Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year, financial statements of the Guarantor for such fiscal year prepared and presented in accordance with generally accepted accounting principles, in each case setting forth in comparative form corresponding figures for the preceding fiscal year, prepared by independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld.

        b. Interim Statements. As soon as available and in any event within 30 days after the end of each month, a copy of the interim financial statements of the Guarantor, consisting at a minimum of

             (i) the balance sheet of the Guarantor as of the end of the month, and

             (ii) a statement of income for the month and for the partial or full fiscal year ended as of the end of the month,

             all in reasonable detail.

        c. Certificates Regarding Solvency. At such times as the Bank may reasonably require, a "Certificate Regarding Solvency" in the form of the attached "Annex."

        d. Other Information. Such other information relating to the financial condition of the Guarantor as the Bank may reasonably require.

Each set of annual and interim financial statements required to be delivered by the Guarantor to the Bank shall be accompanied by the written representation of the chief financial officer of the Guarantor that such



                                  Exhibit "D-1"
                                Page 2 of 8 pages
financial statements have been prepared in accordance with generally accepted accounting principles (except that the interim statements need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Guarantor concur) and present fairly the financial position of the Guarantor and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

        4. Guaranty Absolute. This Guaranty shall be absolute, continuing and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Bank to realize upon and protect any collateral for any of the Obligations. This Guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full and the commitment of the Banks to make Advances under the Revolving Loan has expired. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty:

        a. obtain a security interest in any property to secure any of the Obligations;

        b. obtain the primary or secondary liability of any party or parties in addition to the Borrower and the Guarantor with respect to any of the Obligations;

        c. extend or renew any of the Obligations for any period beyond their original due dates;

        d. release or compromise the liability of any other party or parties which are now or may hereafter become primarily or secondarily liable with respect to any of the Obligations;

        e. release any security interest which the Bank now has or may hereafter obtain in any property securing any of the Obligations and permit any substitution or exchange of any such property;

        f. proceed against the Guarantor for payment of the Obligations, whether or not the Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against the Borrower or any other party primarily or secondarily liable with respect to any of the Obligations;

        g. amend the terms of the Credit Agreement from time to time in any particulars, or

        h. extend loans and other credit accommodations to the Borrower in addition to the Revolving Loan and increase the maximum amount which may be loaned to the Borrower under the Revolving Loan.

        5. Assignments and Participations. Except as may otherwise be provided in the Credit Agreement, the Banks may, without notice to the Borrower or the Guarantor, sell or otherwise assign all or any portion of the Obligations and any participations therein, and upon any such sale or assignment, the



                                  Exhibit "D-1"
                                Page 3 of 8 pages
transferee shall have the right to enforce this Guaranty to the extent of the transferee's interest directly against the Guarantor as fully as if the transferee were specifically named in the Guaranty as the holder of such interest, but the Banks or the Agent on behalf of the Banks shall have the unimpaired right to enforce this Guaranty for the benefit of the Banks and for the benefit of any participant in respect of whose participation the Banks or any Bank has retained such right.

        6. Subrogation Waiver. In order to induce the Banks to make the Loans in reliance, in part, upon this Guaranty, notwithstanding the fact that the Guarantor is an "insider" with respect to the Borrower, as the term "insider" is defined in the Bankruptcy Code, the Guarantor waives for itself, its legal representatives and assigns any right of indemnity, reimbursement or contribution from the Borrower or any other person obligated with respect to any of the Obligations (any such other person being referred to hereafter in this paragraph as a "Co-Obligor") or from the property of the Borrower or from the property of any Co-Obligor, and the Guarantor further waives any right of subrogation to the rights of the Agent on behalf of the Banks against the Borrower or any Co-Obligor or the property of the Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by the Guarantor to the Agent on behalf of the Banks on account of this Guaranty, whether any such right of indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract, whether express or implied, with any person or as a matter of law or equity, and the Guarantor undertakes on behalf of itself, its legal representatives and assigns that neither the Guarantor nor the Guarantor's legal representatives or assigns will attempt to exercise or accept the benefits of any such right and should the Guarantor or the Guarantor's legal representative or assigns receive any payment or distribution of money or other property on account of such right notwithstanding the provisions of this paragraph, such money or other property shall be held in trust by the recipient for the Banks and shall immediately be delivered to the Agent on behalf of the Banks for application to the Obligations in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Agent on behalf of the Banks thereto.

        7. Other Waivers. The Guarantor waives: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence and creation of all or any of the Obligations, (iii) notice of nonpayment of any of the Obligations and (iv) diligence by the Agent on behalf of the Banks in collection of the Obligations and the protection of or realization upon any collateral for the Obligations.

        8. Reinstatement. If any amount which is paid to the Agent on behalf of the Banks by the Borrower or any other party and which is applied by the Banks to the satisfaction of any of the Obligations, is returned by the Banks to the Borrower or such other party or a trustee in Bankruptcy or other legal representative of the Borrower or such other party by virtue of a claim that such payment constituted a voidable preference under the Bankruptcy Code or under any state insolvency law, whether such amount is returned under court order or pursuant to settlement of the claim of preference, then this Guaranty shall be reinstated as to such amount as though such payment to the Banks had never been made and notwithstanding any intervening return or cancellation of any note or other instrument or agreement evidencing the reinstated Obligations.





                                  Exhibit "D-1"
                                Page 4 of 8 pages

        9. Miscellaneous. This Guaranty shall be binding upon the Guarantor, upon the Guarantor's legal representatives, successors and assigns. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.

        10. Choice of Law. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

        11. Representations and Warranties. In order to induce the Banks and the Agent to accept this Guaranty and to induce the Banks to make the Loans to the Borrower, the Guarantor represents and warrants to the Agent and the Banks that:

        a. Organization of the Guarantor. The Guarantor is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Guarantor is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of the Guarantor to material properties or the Guarantor's right to enforce material contracts or result in exposure of the Guarantor to liability for material penalties in such jurisdiction. No jurisdiction in which the Guarantor is not qualified to do business has asserted that the Guarantor is required to be qualified therein. The principal office of the Guarantor is located at 6402 Corporate Drive, Indianapolis, Indiana 46278. The Guarantor does not conduct any material operations or keep any material amounts of property at any other location, except the addresses listed in the Guarantor Security Agreement. The Guarantor has not done business under any name other than its present corporate name at any time during the six years preceding the date of this agreement.

        b. Authorization; No Conflict. The execution and delivery of this Guaranty, the execution and delivery of the Guarantor Security Agreement and the performance by the Guarantor of its obligations under this Guaranty and the Guarantor Security Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of the Guarantor or of any agreement binding upon the Guarantor or its properties.

        c. Validity and Binding Nature. This Guaranty and the Guarantor Security Agreement executed by the Guarantor are the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the



                                  Exhibit "D-1"
                                Page 5 of 8 pages
             enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

        d. Litigation and Contingent Liabilities. No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Guarantor which would, if adversely determined, materially and adversely affect its financial position or continued operations. The Guarantor has no material contingent liabilities not provided for or disclosed to the Banks or the Agent on behalf of the Banks.

        e. Liens. None of the assets of the Guarantor are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6.b of the Credit Agreement and Section 9 of the Third Amendment.

        f. Employee Benefit Plans. Each Plan maintained by the Guarantor is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Guarantor has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Guarantor and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Guarantor has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

        g. Payment of Taxes. The Guarantor has filed all federal, state and local tax returns and tax related reports which the Guarantor is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

        h. Investment Guarantor Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        i. Regulation U. The Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Guarantor consists of margin stock, within the contemplation of Regulation U, as amended.





                                  Exhibit "D-1"
                                Page 6 of 8 pages

        j. Hazardous Substances. Except as disclosed in writing to the Agent, to the best knowledge of the Guarantor after due inquiry and investigation; (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Guarantor or any Subsidiary in violation of any applicable law;
             (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Guarantor or any Subsidiary, the contents of which are unknown to the Guarantor;
             (iii) no premises owned or occupied by or under lease to the Guarantor or any Subsidiary have ever been used, and as of the date of this Guaranty, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities in violation of any applicable law; and (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises in violation of any applicable law.

        k. Subsidiaries. The Guarantor has no Subsidiaries as of the date of this Guaranty.


        Dated as of June 7, 1996


                                        BRIGHTPOINT ACQUISITION, INC.


                                        By: /s/ J. Mark Howell
                                            -----------------------------------
                                                 J. Mark Howell, Vice President

Witness:______________________________

        ______________________________
        (printed name of Witness)


Witness:______________________________

        ______________________________
        (printed name of Witness)




                                  Exhibit "D-1"
                                Page 7 of 8 pages

                                      ANNEX

                         CERTIFICATE REGARDING SOLVENCY


        BRIGHTPOINT ACQUISITION, INC., a Delaware corporation (the "Guarantor"), by its duly authorized officer, makes the following representations to BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Bank") and acknowledges that the Bank is entitled to rely and will rely upon these representations, in providing certain financial accommodations to BRIGHTPOINT, INC., a Delaware corporation, pursuant to a certain Credit Agreement dated June 13, 1995, as amended (collectively, the "Credit Agreement").

        1. The assets of the Guarantor at a "fair valuation" within the meaning of the Bankruptcy Code of 1978, as amended, (the "Code") are worth approximately $___________________ as of this date.

        2. The liabilities of the Guarantor, including without limitation contingent liabilities to the extent appropriate for consideration in determining whether the Guarantor is "insolvent", within the meaning of the Code, but excluding the Guarantor's contingent liability under the Guaranty Agreement (the "Guaranty") required to be given by the Guarantor under the terms of the Credit Agreement, total approximately $ _______________ as of ______________, 19__, the end of the last fiscal quarter of the Guarantor.

        3. The Guarantor is not insolvent within the meaning of the Code, after taking into account its contingent liability under the Guaranty.

        4. After taking into account its contingent liability under the Guaranty, the Guarantor has sufficient capital for the operation of its business as presently conducted and at the level of operations contemplated for the foreseeable future. The minimum amount of capital required to support the Guarantor's operations at the level planned for the foreseeable future is $___________ .

        5. The Guarantor is currently paying its debts as they become due in the ordinary course of its business. After taking into account its contingent liability under the Guaranty, the Guarantor believes that it will be able to continue to pay its debts as they become due in the ordinary course of its business.

        Dated: __________________, 19__.


                                                 BRIGHTPOINT ACQUISITION, INC.


                                                 By: /s/ J. Mark Howell
                                                    ---------------------------
                                                    (printed name and title)




                                  Exhibit "D-1"
                                Page 8 of 8 pages

                               GUARANTY AGREEMENT


        This undertaking and agreement (this "Guaranty") is made by BRIGHTPOINT INTERNATIONAL, LTD., a Delaware corporation (the "Guarantor"), in favor of BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, as Agent (the "Agent") for the banks (the "Banks") which are parties to the Credit Agreement (as defined hereafter), in consideration of the loans described in this Guaranty made or to be made by the Banks to BRIGHTPOINT, INC., a Delaware corporation (the "Borrower"). This Guaranty is on the following terms:

        1. Background of this Guaranty -- Certain Definitions. The Agent, the Banks and the Borrower are parties to a Credit Agreement dated as of June 13, 1995, as amended by First Amendment to Credit Agreement dated as of September 15, 1995, and Second Amendment to Credit Agreement dated as of January 19, 1996, and as further amended by Third Amendment to Credit Agreement dated as of the date of this Guaranty (collectively, the "Credit Agreement") under the terms of which the Banks have agreed to extend a revolving line of credit (referred to in the Credit Agreement as the "Revolving Loan") to the Borrower subject to the fulfillment of certain conditions, one of which is the execution and delivery by the Guarantor of this Guaranty. This Guaranty is made by the Guarantor in consideration of the agreement of the Banks to increase the maximum amount available for advances under the Revolving Loan and to extend the Revolving Loan Maturity Date (as hereafter defined). In addition to the terms "Revolving Loan," the terms "Advances," "Commitment," "Guarantor Security Agreement," "Revolving Loan Maturity Date" and "Loan Document" are used in this Guaranty as defined in the Credit Agreement. The term "Obligations" as used in this Guaranty means all of the obligations of the Borrower in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the Borrower's obligation to repay the principal of, interest on and expenses of collection of the Loans as provided in the Credit Agreement and the other Loan Documents, including any Advances under the Revolving Loan made after this date and after the initial Revolving Loan Maturity Date pursuant to any extension or extensions of the Revolving Loan Maturity Date, and all other obligations incurred pursuant to the terms of the Credit Agreement and any other Loan Document including any obligations arising on account of any amendment to or extension of the Credit Agreement or any other Loan Document. The term "Default" means an "Event of Default" as defined in the Credit Agreement.

        2. The Guaranty. The Guarantor guarantees the full and prompt payment of all of the Obligations when due, whether at scheduled maturity or at maturity by virtue of acceleration on account of a Default. The Guarantor further agrees to pay to the Bank an amount equal to all expenses, including reasonable attorneys' fees, paid or incurred by the Bank after Default in endeavoring to enforce this Guaranty. Notwithstanding any other provision of this Guaranty, the maximum amount which the Guarantor may be required to pay under the terms of this Guaranty shall not exceed Twenty Million Dollars ($20,000,000.00), together with interest at a variable rate equal at all times to the Prime Rate plus two percent (2%) per annum on any portion of any amount


                                  Exhibit "D-2"
                                Page 1 of 9 pages
payable under the terms of this Guaranty which remains unpaid after the date of the Bank's demand for payment, plus expenses of enforcement of this Guaranty, including reasonable attorney fees. As used in this paragraph, the term "Prime Rate" means a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Bank as its Prime Rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans.

        Notwithstanding any other provision of this Guaranty, the Guarantor's liability hereunder shall be further limited to the lesser of the following amounts minus, in either case, One Dollar ($1.00):

        a. the lowest amount which would render this Guaranty a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended, or

        b. if this Guaranty is subject to the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA") or any similar or analogous statute or rule of law, then the lowest amount which would render this Guaranty a fraudulent conveyance or a fraudulent transfer under the UFTA, the UFCA, or any such similar or analogous statute or rule of law.

The amount of the limitation imposed upon the Guarantor's liability under the terms of the preceding sentence shall be subject to redetermination as of each date a "transfer" is deemed to have been made on account of this Guaranty under applicable law. The Guarantor acknowledges that information concerning the Guarantor's financial condition is under the control of the Guarantor and is more readily available to the Guarantor than to the Bank, and for that reason the Guarantor agrees that should the Guarantor claim that the amount of its liability under this Guaranty is less than an amount equal to the lesser of the full amount of the Obligations or $20,000,000.00 because of the provisions of this paragraph, then the burden of proving the facts which would result in such limitation shall be upon the Guarantor.

        3. Financial Information. As long as this Guaranty is in effect, and in the event that the Borrower fails to furnish such information as required under the provisions of the Credit Agreement, the Guarantor shall furnish to the Bank the following:

        a. Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year, financial statements of the Guarantor for such fiscal year prepared and presented in accordance with generally accepted accounting principles, in each case setting forth in comparative form corresponding figures for the preceding fiscal yearprepared by independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld.

        b. Interim Statements. As soon as available and in any event within 30 days after the end of each month, a copy of the interim financial statements of the Guarantor, consisting at a minimum of





                                  Exhibit "D-2"
                                Page 2 of 9 pages

                (i) the balance sheet of the Guarantor as of the end of the month, and

                (ii) a statement of income for the month and for the partial or full fiscal year ended as of the end of the month,

                all in reasonable detail.

        c. Certificates Regarding Solvency. At such times as the Bank may reasonably require, a "Certificate Regarding Solvency" in the form of the attached "Annex."

        d. Other Information. Such other information relating to the financial condition of the Guarantor as the Bank may reasonably require.

Each set of annual and interim financial statements required to be delivered by the Guarantor to the Bank shall be accompanied by the written representation of the chief financial officer of the Guarantor that such financial statements have been prepared in accordance with generally accepted accounting principles (except that the interim statements need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Guarantor concur) and present fairly the financial position of the Guarantor and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

        4. Guaranty Absolute. This Guaranty shall be absolute, continuing and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Bank to realize upon and protect any collateral for any of the Obligations. This Guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full and the commitment of the Banks to make Advances under the Revolving Loan has expired. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty:

        a. obtain a security interest in any property to secure any of the Obligations;

        b. obtain the primary or secondary liability of any party or parties in addition to the Borrower and the Guarantor with respect to any of the Obligations;

        c. extend or renew any of the Obligations for any period beyond their original due dates;

        d. release or compromise the liability of any other party or parties which are now or may hereafter become primarily or secondarily liable with respect to any of the Obligations;





                                  Exhibit "D-2"
                                Page 3 of 9 pages

        e. release any security interest which the Bank now has or may hereafter obtain in any property securing any of the Obligations and permit any substitution or exchange of any such property;

        f. proceed against the Guarantor for payment of the Obligations, whether or not the Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against the Borrower or any other party primarily or secondarily liable with respect to any of the Obligations;

        g. amend the terms of the Credit Agreement from time to time in any particulars, or

        h. extend loans and other credit accommodations to the Borrower in addition to the Revolving Loan and increase the maximum amount which may be loaned to the Borrower under the Revolving Loan.

        5. Assignments and Participations. The Banks may, without notice to the Borrower or the Guarantor, sell or otherwise assign all or any portion of the Obligations and any participations therein, and upon any such sale or assignment, the transferee shall have the right to enforce this Guaranty to the extent of the transferee's interest directly against the Guarantor as fully as if the transferee were specifically named in the Guaranty as the holder of such interest, but the Banks or the Agent on behalf of the Banks shall have the unimpaired right to enforce this Guaranty for the benefit of the Banks and for the benefit of any participant in respect of whose participation the Banks or any Bank has retained such right.

        6. Subrogation Waiver. In order to induce the Banks to make the Loans in reliance, in part, upon this Guaranty, notwithstanding the fact that the Guarantor is an "insider" with respect to the Borrower, as the term "insider" is defined in the Bankruptcy Code, the Guarantor waives for itself, its legal representatives and assigns any right of indemnity, reimbursement or contribution from the Borrower or any other person obligated with respect to any of the Obligations (any such other person being referred to hereafter in this paragraph as a "Co-Obligor") or from the property of the Borrower or from the property of any Co-Obligor, and the Guarantor further waives any right of subrogation to the rights of the Agent on behalf of the Banks against the Borrower or any Co-Obligor or the property of the Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by the Guarantor to the Agent on behalf of the Banks on account of this Guaranty, whether any such right of indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract, whether express or implied, with any person or as a matter of law or equity, and the Guarantor undertakes on behalf of itself, its legal representatives and assigns that neither the Guarantor nor the Guarantor's legal representatives or assigns will attempt to exercise or accept the benefits of any such right and should the Guarantor or the Guarantor's legal representative or assigns receive any payment or distribution of money or other property on account of such right notwithstanding the provisions of this paragraph, such money or other property shall be held in trust by the recipient for the Banks and shall immediately be delivered to the Agent on behalf of the Banks for application to the Obligations in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Agent on behalf of the Banks thereto.





                                  Exhibit "D-2"
                                Page 4 of 9 pages

        7. Other Waivers. The Guarantor waives: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence and creation of all or any of the Obligations, (iii) notice of nonpayment of any of the Obligations and (iv) diligence by the Agent on behalf of the Banks in collection of the Obligations and the protection of or realization upon any collateral for the Obligations.

        8. Reinstatement. If any amount which is paid to the Agent on behalf of the Banks by the Borrower or any other party and which is applied by the Banks to the satisfaction of any of the Obligations, is returned by the Banks to the Borrower or such other party or a trustee in Bankruptcy or other legal representative of the Borrower or such other party by virtue of a claim that such payment constituted a voidable preference under the Bankruptcy Code or under any state insolvency law, whether such amount is returned under court order or pursuant to settlement of the claim of preference, then this Guaranty shall be reinstated as to such amount as though such payment to the Banks had never been made and notwithstanding any intervening return or cancellation of any note or other instrument or agreement evidencing the reinstated Obligations.

        9. Miscellaneous. This Guaranty shall be binding upon the Guarantor, upon the Guarantor's legal representatives, successors and assigns. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.

        10. Choice of Law. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

        11. Representations and Warranties. In order to induce the Banks and the Agent to accept this Guaranty and to induce the Banks to make the Loans to the Borrower, the Guarantor represents and warrants to the Agent and the Banks that:

        a. Organization of the Guarantor. The Guarantor is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Guarantor is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of the Guarantor to material properties or the Guarantor's right to enforce material contracts or result in exposure of the Guarantor to liability for material penalties in such jurisdiction. No jurisdiction in which the Guarantor is not qualified to do business has asserted that the Guarantor is required to be qualified therein. The principal office of the Guarantor is located at 6402 Corporate Drive, Indianapolis, Indiana 46278. The Guarantor does not conduct any material operations or keep any material amounts of property at any other location, except the addresses listed in the Guarantor



                                  Exhibit "D-2"
                                Page 5 of 9 pages

                Security Agreement. The Guarantor has not done business under any name other than its present corporate name at any time during the six years preceding the date of this agreement.

        b. Authorization; No Conflict. The execution and delivery of this Guaranty, the execution and delivery of the Guarantor Security Agreement and the performance by the Guarantor of its obligations under this Guaranty and the Guarantor Security Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of the Guarantor or of any agreement binding upon the Guarantor or its properties.

        c. Validity and Binding Nature. This Guaranty and the Guarantor Security Agreement executed by the Guarantor are the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

        d. Litigation and Contingent Liabilities. No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Guarantor which would, if adversely determined, materially and adversely affect its financial position or continued operations. The Guarantor has no material contingent liabilities not provided for or disclosed to the Banks or the Agent on behalf of the Banks.

        e. Liens. None of the assets of the Guarantor are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6.b of the Credit Agreement.

        f. Employee Benefit Plans. Each Plan maintained by the Guarantor is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Guarantor has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Guarantor and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Guarantor has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.





                                  Exhibit "D-2"
                                Page 6 of 9 pages

        g. Payment of Taxes. The Guarantor has filed all federal, state and local tax returns and tax related reports which the Guarantor is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

        h. Investment Guarantor Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        i. Regulation U. The Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Guarantor consists of margin stock, within the contemplation of Regulation U, as amended.

        j. Hazardous Substances. Except as disclosed in writing to the Agent, to the best knowledge of the Guarantor after due inquiry and investigation; (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Guarantor or any Subsidiary in violation of any applicable law; (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Guarantor or any Subsidiary, the contents of which are unknown to the Guarantor; (iii) no premises owned or occupied by or under lease to the Guarantor or any Subsidiary have ever been used, and as of the date of this Guaranty, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities in violation of any applicable law; and (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises in violation of any applicable law.

        k. Subsidiaries. The Guarantor has no Subsidiaries as of the date of this Guaranty.


        Dated as of June 7, 1996


                                           BRIGHTPOINT INTERNATIONAL, LTD.


                                           By: /s/ J. Mark Howell
                                               -------------------------------
                                               J. Mark Howell, Vice President





                                  Exhibit "D-2"
                                Page 7 of 9 pages

Witness: ____________________________________

         ____________________________________
         (printed name of Witness)


Witness: ____________________________________

         ____________________________________
         (printed name of Witness)



                                  Exhibit "D-2"
                                Page 8 of 9 pages

                                      ANNEX

                         CERTIFICATE REGARDING SOLVENCY


        BRIGHTPOINT INTERNATIONAL, LTD., a Delaware corporation (the "Guarantor"), by its duly authorized officer, makes the following representations to BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "Bank") and acknowledges that the Bank is entitled to rely and will rely upon these representations, in providing certain financial accommodations to BRIGHTPOINT, INC., a Delaware corporation, pursuant to a certain Credit Agreement dated June 13, 1995, as amended (collectively, the "Credit Agreement").

        1. The assets of the Guarantor at a "fair valuation" within the meaning of the Bankruptcy Code of 1978, as amended, (the "Code") are worth approximately $________ as of this date.

        2. The liabilities of the Guarantor, including without limitation contingent liabilities to the extent appropriate for consideration in determining whether the Guarantor is "insolvent", within the meaning of the Code, but excluding the Guarantor's contingent liability under the Guaranty Agreement (the "Guaranty") required to be given by the Guarantor under the terms of the Credit Agreement, total approximately $____________________________ as of ________________, 19__, the
                end of the last fiscal quarter of the Guarantor.

        3. The Guarantor is not insolvent within the meaning of the Code, after taking into account its contingent liability under the Guaranty.

        4. After taking into account its contingent liability under the Guaranty, the Guarantor has sufficient capital for the operation of its business as presently conducted and at the level of operations contemplated for the foreseeable future. The minimum amount of capital required to support the Guarantor's operations at the level planned for the foreseeable future is $_______________________.

        5. The Guarantor is currently paying its debts as they become due in the ordinary course of its business. After taking into account its contingent liability under the Guaranty, the Guarantor believes that it will be able to continue to pay its debts as they become due in the ordinary course of its business.

        Dated: ______________________, 19__.


                                             BRIGHTPOINT INTERNATIONAL, LTD.


                                             By: /s/ J. Mark Howell
                                                ------------------------------
                                                (printed name and title)




                                  Exhibit "D-2"
                                Page 9 of 9 pages

                               SECURITY AGREEMENT
       (Equipment, Inventory, Accounts Receivable and General Intangibles)


        BRIGHTPOINT ACQUISITION, INC., a Delaware corporation (the "Company"), grants to BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, as Agent (the "Agent") for the banks (the "Banks") which are parties to the Credit Agreement (as defined hereafter),/ a security interest in the Company's Equipment, Inventory, Accounts Receivable and General Intangibles, whether now owned and hereafter acquired, and in the proceeds thereof to secure the payment and performance of all of the Obligations. Such security interest is granted on the terms stated in this Security Agreement.

        l. DEFINITIONS. As used in this Security Agreement, the following terms have the meanings indicated when used with the initial letter capitalized:

                (a) "Account Debtor" means a party who is obligated to the Company with respect to any Account Receivable, or General Intangible.

                (b) "Accounts Receivable" or "Account" means any right of the Company to payment for goods sold or leased or for services rendered, whether or not earned by performance.

                (c) "Collateral" means all property or rights in which a security interest is granted under this Security Agreement.

                (d) "Collateral Account" is used as defined in Paragraph 10(a).

                (e) "Credit Agreement" means the Credit Agreement between Brightpoint, Inc., a Delaware corporation, the Agent and the Banks dated as of June 13, 1995, as amended by First Amendment to Credit Agreement dated as of September 15, 1995, and Second Amendment to Credit Agreement dated as of January 19, 1996, and as further amended by Third Amendment to Credit Agreement dated the date of this Security Agreement, and as it further may be amended from time to time.

                (f) "Default" means an "Event of Default" as defined in the Credit Agreement.

                (g) "Equipment" means all of the furniture, fixtures, machinery and equipment of the Company together with all tools, accessories, parts and accessions now in, attached to or hereafter placed in or added to such property, and any replacements of any such property.

                (h) "General Intangibles" means any personal property (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money.

                (i) "Guaranty Agreement" means the Guaranty Agreement executed by the Company in favor of the Ageent dated the date of this Security Agreement, as it may be amended from time to time.

                (j) "Inventory" means all goods which are held for sale or lease to customers or which are furnished, have been furnished or are to be furnished under contracts of service, or which are raw materials, work in process or materials used or consumed in the Company's business.

                (k) "Obligations" is used as defined in the CreditGuaranty Agreement.

                                   Exhibit "E"
                                Page 1 of 5 pages

        2. FINANCING STATEMENTS. The Company authorizes the Bank at the expense of the Company to execute on its behalf and file a financing statement or statements in those public offices deemed necessary by the Bank to perfect its security interest. Such financing statements may be signed by the Bank alone. In addition, the Company shall execute and deliver any financing statement or other document that the Bank may request to perfect or to further evidence the security interest created by this Security Agreement including, without limitation, any certificate or certificates of title to the Collateral with the security interest of the Bank noted thereon or executed applications for such certificates of title.

        3. LOCATION, INSPECTION AND PROTECTION OF COLLATERAL. Unless the Company gives the Bank not less than ten (10) days prior written notice of additional locations at which Inventory and Equipment shall be kept, all Inventory and Equipment is kept and shall be kept at the addresses listed on the attached
Schedule I./ /Unless the Company gives the Bank written notice of the location of additional offices where records of the Company relative to Accounts Receivable and General Intangibles are kept, all such records of the Company shall be kept at /6402 Corporate Drive, Indianapolis, Indiana 46278 which, the Company represents, is also the address of its principal office. The Company shall not keep duplicate Accounts Receivable records at any other address or change the location of its principal office unless the Company gives the Bank not less than 10 days prior written notice of such event. The Company shall, at all reasonable times and in a reasonable manner, allow the officers, attorneys and accountants of the Bank to examine, inspect, photocopy and make abstracts from the Company's books and records and to verify Equipment and Inventory, the latter both as to quantity and quality, and to arrange for verification of Accounts Receivable, under reasonable procedures, directly with the Account Debtors or by other methods. The Company shall also deliver to the Bank upon request any promissory notes or other papers evidencing any Account and any guaranty or collateral together with appropriate endorsements and assignments and any information relating thereto and shall do anything else the Bank may reasonably require to further protect the Bank's interest in the Collateral. If any of the Collateral consists of Equipment normally used in more than one state and the Company intends to use any of such Collateral in any jurisdiction other than a state in which the Company shall have previously advised the Bank such Collateral is to be used, the Company shall not commence use in such other jurisdiction except upon ten (10) days prior written notice to the Bank.

        4. FIXTURES. None of the Collateral is attached to real estate/ /so as to constitute a fixture. If any Collateral is hereafter so attached to any real estate, /notice of the common address, legal description, and name of the owner of record of such real estate shall be furnished to the Bank at least ten (10) days prior to such attachment. If any Collateral is hereafter attached to real estate prior to the perfection of the security interest created by this Security Agreement in such Collateral, the Company shall, on demand, furnish the Bank with a disclaimer of interest in the Collateral executed by each person having an interest in such real estate.

        5. THE COMPANY'S TITLE. The Company has full and clear title to all of the Collateral presently owned and shall have such title to all Collateral hereafter acquired except for the security interest granted by this Security Agreement and any other lien or security interest permitted under the terms of



                                   Exhibit "E"
                                Page 2 of 5 pages
the Credit Agreement, and the Company shall keep the Collateral free at all times from any lien or encumbrance except those permitted by the Credit Agreement. No financing statements covering all or any portion of the Collateral is on file at any public office except as may be required or permitted by this Security Agreement and the Credit Agreement.

        6. THE COMPANY'S DUTY TO MAINTAIN THE COLLATERAL. The Company shall keep all tangible Collateral in good order and repair and shall not waste or destroy any of the Collateral. The Company shall not use the Collateral in violation of any statute or ordinance or contrary to the provisions of any policy of insurance thereon.

        7. INSURANCE. In addition to maintaining such insurance on the Collateral as is required by the Credit Agreement, the Company shall, upon the reasonable request of the Bank, keep the Collateral insured against such additional risks, in such amounts and under such policies as the Bank may reasonably require and with such companies as shall be reasonably acceptable to the Bank. All policies providing insurance on the Collateral shall, provide that any loss thereunder shall be payable to the Bank under a standard form of secured lender's loss payable endorsement. The Company authorizes the Bank to endorse on the Company's behalf and to negotiate drafts reflecting proceeds of insurance on the Collateral, provided that the Bank shall remit to the Company such surplus, if any, as remains after the proceeds have been applied at the Bank's option, (a) to the satisfaction of all of the Obligations or to the establishment of a cash collateral account for the Obligations, or (b) to the replacement or repair of the Collateral; provided, however, that so long as no Default exists, and provided further that the Company can demonstrate to the Bank's satisfaction that any proposed replacement or repair of collateral is economically and physically feasible, such proceeds shall be applied, at the Company's option and to the extent necessary, as provided in the foregoing clause (b). Certificates evidencing the existence of all of the insurance required under the Credit Agreement or this Security Agreement shall be furnished to the Bank by the Company and the original policies providing such insurance shall be delivered to the Bank at its request.

        8. ADVANCES TO PROTECT COLLATERAL. Upon failure of the Company to procure any required insurance or to remove any prohibited encumbrance upon the Collateral or if any policy providing any required insurance is cancelled, the Bank may procure such insurance or remove any encumbrance on the Collateral and any amounts expended by the Bank for such purposes shall be immediately due and payable by the Company to the Bank and shall be added to and become a part of the Obligations secured hereby and shall bear interest at the Prime Rate, as defined in the Credit Agreement, plus three percent (3%) per annum.

        9. DEALING WITH COLLATERAL PRIOR TO DEFAULT. Prior to Default and thereafter until the Bank shall notify the Company of the revocation of such authority:

                (a) the Company may, in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of service, any of the Inventory normally held by the Company for such purposes, provided that a sale in the ordinary course of business shall not include a transfer in



                                   Exhibit "E"
                                Page 3 of 5 pages
        total or partial satisfaction of a debt, and the Company may use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by it for such purposes;

                (b) the Company shall, at its own expense, endeavor to collect, when due, all amounts due with respect to any Accounts or General Intangibles, and shall take such action with respect to collection as the Bank may reasonably request or, in the absence of such request, as the Company may deem advisable in accordance with sound business practice, and

                (c) the Company may grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which such Account Debtor may be entitled, and may accept, in connection therewith, the return of the goods, the sale or lease of which shall have given rise to the obligation of the Account Debtor.

        10. DEALING WITH COLLATERAL AFTER DEFAULT. After Default and upon the request of the Bank:

                (a) the Company shall upon receipt of any checks, drafts, cash or other remittances in payment of Inventory sold or in payment of Accounts Receivable of the Company, deposit the same in a special collateral account (the "Collateral Account") maintained with the Bank; such proceeds shall be deposited in the form received except for the indorsement of the Company when required, which indorsement the Bank is authorized to make on the Company's behalf, and shall be held by the Bank as security for all Obligations;

                (b) the Company shall deliver to the Bank all other instruments and chattel paper which constitute proceeds from the sale of Collateral, whether then held or thereafter acquired, and

                (c) the Company shall keep segregated any such checks, drafts, cash, other instruments, chattel paper or other remittances from any of the Company's other funds or property and shall hold such items in trust for the benefit of the Bank until delivery to the Bank or deposit in the Collateral Account and the Bank may apply all or any portion of the funds on deposit in the Collateral Account against any Obligations in the order of application provided for in the Credit Agreement or, absent such provision, at the discretion of the Bank.

After Default, the Bank may notify any Account Debtor to make payment directly to the Bank of any amounts due or to become due under any Account Receivable, General Intangible instrument or chattel paper and the Bank may enforce the collection of any Account Receivable, General Intangible, instrument or chattel paper in its name or in the name of the Company, by suit or otherwise, and may surrender, release or exchange all or any part thereof or compromise or extend or renew for any period, whether or not longer than the original period, any indebtedness thereunder or evidenced thereby, and any Account Debtor will be fully protected in relying upon the representation of the Bank that it has authority under the terms of this Security Agreement to deal with any Account Receivable, General Intangible, instrument or chattel paper and need not look beyond this Security Agreement and such representation of the Bank to establish the Bank's authority in that regard.





                                   Exhibit "E"
                                Page 4 of 5 pages

        11. SUBSTITUTION AND SALE OF EQUIPMENT. The Company may from time to time so long as no Default has occurred and is continuing, substitute items of Equipment so long as any new Equipment becomes subject to the security interest created by this Security Agreement and is subject to no prior liens or security interest other than those permitted by the Credit Agreement. So long as no Default has occurred and is continuing, the Company may, in the ordinary course of its business, sell or otherwise dispose of any items of Equipment for which substitutes have been obtained or which are no longer useful to the Company in its operations, provided that at least 10 days prior written notice of any proposed disposition of any material amount of Equipment in a single or a planned series of transactions is given to the Bank. Upon the request of the Company, the Bank will deliver an appropriate release of its security interest in any item of Equipment disposed of by the Company pursuant to the provisions of this paragraph.

        12. REMEDIES UPON DEFAULT. Upon the occurrence of any Default the Bank shall have with respect to the Collateral, in addition to all rights and remedies specified in the Credit Agreement, this Security Agreement or any other agreement between the Company and the Bank, the remedies of a secured party under the Uniform Commercial Code as in force from time to time in Indiana, regardless of whether the Code in such form has been enacted in the jurisdiction in which any such right or remedy is asserted. Any notice required by law, including but not limited to notice of the intended disposition of all or any portion of the Collateral, shall be deemed reasonably and properly given if given at least l0 days prior to such disposition in the manner prescribed for the giving of notices in the Credit Agreement. Any proceeds of the disposition of any of the Collateral shall be applied first to the payment of the expenses of the retaking, holding, repairing, preparing for sale and sale of the Collateral, including reasonable attorneys' fees and legal expenses in connection therewith and any balance of such proceeds shall be applied by the Bank to the Obligations in such order as the Bank shall determine.

        13. RELATION TO CREDIT AGREEMENT. This Security Agreement is given pursuant to the terms of the Credit Agreement and shall be deemed a part thereof and subject to the terms and conditions of the Credit Agreement.

        14. NOTICES. Any notice required or otherwise given concerning this Security Agreement by either party to the other shall be given as notices are required to be given under the terms of the Credit Agreement.

Dated as of June 7, 1996

                                         BRIGHTPOINT ACQUISITION, INC.


                                         By: /s/ J. Mark Howell
                                            -----------------------------------
                                            J. Mark Howell, Vice President



                                   Exhibit "E"
                                Page 5 of 5 pages

                                   SCHEDULE I

                             Operational Locations

5732 West 71st Street                        6402 Corporate Drive
Indianapolis, Indiana 46278                  Indianapolis, Indiana 46278

1573 Northwest 82nd Avenue                   2876 Northwest 72nd Avenue
Miami, Florida 33126                         Miami, Florida 33122

5201 Brookhollow Parkway                     1705 Winchester Road
Norcross, Georgia 30071                      Bensalem, Pennsylvania 19020

14 Jewel Drive                               Unit 2, Building No. 502
Wilmington, Massachusetts 01887              Humberline Drive
                                             Etobicoke, Ontario
Carolina Commerce Park                       Canada
Building D
P.O. Box 9179
Carolina, Puerto Rico 00988-9176